Exhibit 10.6

AMENDMENT NO. 4 TO THE

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 dated as of January 14, 2025 (this “Amendment”) to the Amended and Restated Note Purchase Agreement dated as of January 18, 2024 (as amended by Amendment No. 1 to the Amended and Restated Note Purchase Agreement, dated as of April 28, 2024, as amended by Amendment No. 2 to the Amended and Restated Note Purchase Agreement, dated as of May 28, 2024, and as amended by Amendment No. 3 to the Amended and Restated Note Purchase Agreement, dated as of September 16, 2024 the “Existing Note Purchase Agreement”; and as amended by this Amendment, and as may be further amended, restated, amended and restated, modified or supplemented from time to time, the “Note Purchase Agreement”) is entered into by and among 5E Advanced Materials, Inc., a Delaware corporation with offices located at 9329 Mariposa Road, Suite 210, Hesperia, CA, 92344 (“Issuer”), Alter Domus (US) LLC (the “Collateral Agent”), the Guarantors, and the Purchasers signatory hereto.

WHEREAS, the Issuer desires to sell to (i) Bluescape, and Bluescape will purchase and acquire from the Issuer, new secured promissory notes in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “New BEP Notes”), (ii) Ascend, and Ascend will purchase and acquire from the Issuer, new secured promissory notes in the aggregate principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “New Ascend Notes”), and (iii) Meridian, and Meridian will purchase and acquire from the Issuer, new secured promissory notes in the aggregate principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “New Meridian Notes” and, collectively with the New BEP Notes and the New Ascend Notes, the “Amendment No. 4 Notes”);

WHEREAS, the parties hereto desire to amend the Existing Note Purchase Agreement as set forth herein; and

WHEREAS, the undersigned Purchasers constitute the Required Purchasers.

NOW THEREFORE, to induce the undersigned Purchasers to enter into this Amendment in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Note Purchase Agreement as amended hereby, such terms and their respective definitions being incorporated herein by reference.
2.
Incremental Notes. On the Amendment No. 4 Effective Date (as defined below), Bluescape, Ascend, and Meridian agree to purchase the Amendment No. 4 Notes, subject to the conditions set forth herein. The Amendment No. 4 Notes shall be “Notes” for all purposes under the Note Documents. There shall be no requirement that the Holders of the existing Notes purchase such Amendment No. 4 Notes in accordance with their Pro Rata Share.
3.
Amendments.
3.1
Effective as of the Amendment No. 4 Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the body of the Existing Note Purchase Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth in Annex A attached hereto.

3.2
Schedule 2.2 to the Existing Note Purchase Agreement is hereby amended and restated in its entirety as set forth on Annex B attached hereto.
4.
Effectiveness. This Amendment shall become effective on the date when the following conditions shall have been satisfied or waived, as confirmed in writing by or on behalf of each of Bluescape, Ascend and Meridian (the date of such written confirmation hereinafter referred to as, the “Amendment No. 4 Effective Date”):
4.1
a copy of this Amendment, duly executed by the Issuer, the Guarantors, each of Bluescape, Ascend, and Meridian, as purchasers of the Amendment No. 4 Notes and the Required Purchasers, any other Required Purchasers party hereto, and the Collateral Agent;
4.2
delivery of (i) the New BEP Notes in an aggregate principal amount of $2,500,0000 duly executed by Issuer to Bluescape, (ii) the New Ascend Notes in an aggregate principal amount of $1,250,000 duly executed by Issuer to Ascend, and (iii) the New Meridian Notes in an aggregate principal amount of $1,250,000 duly executed by Issuer to Meridian;
4.3
delivery to Bluescape, Ascend and Meridian of the Operating Documents and good standing certificates of Issuer and each Guarantor certified by the Secretary of State (or equivalent agency) of Issuer’s and each such Guarantor’s jurisdiction of organization or formation and each jurisdiction in which Issuer and each Guarantor is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Amendment No. 4 Effective Date;
4.4
delivery to the Collateral Agent, Bluescape, Ascend, and Meridian of a certificate of Issuer executed by the Secretary of Issuer and each Guarantor executed by a director or officer of the relevant Guarantor with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Issuer or such Guarantor (which Certificate of Incorporation of Issuer shall be certified by the Secretary of State of the State of Delaware); (ii) the resolutions adopted by the Board of Directors or the board of directors (or the functional equivalent thereof) of such Guarantor (except for any Australian Obligor, for which only an extract of such resolutions will be given) for the purpose of approving the transactions contemplated by the Note Documents; (iii) in the case of each Guarantor, the up-to-date share register of such Guarantor; and (iv) in the case of each Guarantor, the identification by name and title, and the specimen signatures of, the officers of such Guarantor authorized to sign the Note Documents to which such Guarantor is party;
4.5
delivery to the Collateral Agent, Bluescape, Ascend and Meridian of a duly executed legal opinion of counsel to Issuer and the Guarantors dated as of the Amendment No. 4 Effective Date, in form and substance satisfactory to Bluescape, Ascend and Meridian;
4.6
delivery to the Collateral Agent, Bluescape, Ascend and Meridian of a duly executed legal opinion of Australian counsel to Issuer and Guarantors dated as of the Amendment No. 4 Effective Date, in form and substance satisfactory to Bluescape, Ascend and Meridian;
4.7
the representations and warranties in Sections 5 and 6 hereof shall be true, accurate and complete in all material respects on the Amendment No. 4 Effective Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the purchase of the Amendment No. 4 Notes;

4.8
after giving effect to this Amendment, no Event of Default or an event that with the passage of time could result in an Event of Default, shall exist;
4.9
payment of the fees, Purchasers’ Expenses, legal fees and expenses of the Collateral Agent in connection with the negotiation of this Amendment and the other Note Documents and Collateral Agent Fees then due as specified in Section 2.4 of the Note Purchase Agreement;
4.10
a completed Perfection Certificate for Issuer and each Guarantor; and
4.11
the lack of any revocation, and the continuing effectiveness of, the waiver provided by ASX to the Issuer with respect to ASX Listing Rule 7.1 pursuant to that certain decision letter from ASX to the Issuer dated as of April 30, 2024 (the “ASX Letter”) and the continued accuracy of the conditions set forth therein.

Except as otherwise modified by this Amendment, the Existing Note Purchase Agreement is and shall continue to be in full force and effect in accordance with its terms.

5.
Representations and Warranties of the Issuer and each Guarantor. The Issuer and each Guarantor hereby represents and warrants to the Required Purchasers that, as of the date hereof:
5.1
Organization; Requisite Power and Authority; Qualification. The Issuer and each Guarantor (a) is a duly organized or formed and validly existing corporation or other registered entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it does business or owns assets, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Change.
5.2
Representations and Warranties. All representations and warranties contained in the Note Purchase Agreement and in the other Note Documents are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) with the same effect as though such representations and warranties had been made as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) only as of such specified date).
5.3
No Event of Default. No Event of Default is continuing or would result after giving effect to this Amendment.
5.4
Due Authorization. The execution, delivery and performance by the Issuer and each Guarantor of this Amendment has been duly authorized by all necessary corporate, limited liability company or partnership (as applicable) action and, if required, shareholder, member and/or partner action, on the part of the Issuer and each Guarantor.
5.5
ASX Letter. The ASX Letter has not been revoked and the waiver granted to the Issuer thereunder remains in effect on a pro forma basis after giving effect to the issuance of the Amendment No. 4 Notes and the conditions set forth in the ASX Letter remain complete and accurate in all respects.

5.6
Binding Obligation. This Amendment, and each other document executed and delivered in connection herewith, has been duly executed and delivered by the Issuer and the Guarantors and is the legally valid and binding obligation of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).
5.7
Liens.
(a)
The liens and security interests under the Note Documents are valid and subsisting and secure the Obligations.
(b)
The Issuer for itself and on behalf of the Guarantors hereby ratifies and reaffirms the validity and enforceability of (i) the Liens and security interests granted by the Issuer and the Guarantors to the Collateral Agent for the benefit of the Secured Parties to secure the Obligations pursuant to the Note Documents, including, for the avoidance of doubt, all Obligations arising under the Note Purchase Agreement after giving effect to this Amendment and (ii) the obligations of the Issuer and the Guarantors under the Note Purchase Agreement and the other Note Documents, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each such Note Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects.
6.
Representations and Warranties of the Purchasers. Each of Bluescape, Ascend and Meridian, severally and not jointly, hereby represents and warrants to the Issuer and the Guarantors that, as of the date hereof:
6.1
Investor Status. Such Purchaser is (i) an “accredited investor” as defined in Regulation D promulgated under the Securities Act, (ii) an institutional account as defined in FINRA Rule 4512(c), (iii) an Eligible Investor, (iv) not acting on behalf of, or for the benefit of, any person who is not an Eligible Investor, and (v) is not acquiring the Amendment No. 4 Notes (or shares of Common Stock issuable upon conversion of the Amendment No. 4 Notes) with the purpose of selling or transferring, or granting, issuing, or transferring interests in, or options over, the Amendment No. 4 Notes (or shares of Common Stock issuable upon conversion of the Amendment No. 4 Notes) within 12 months of their purchase or issuance other than to an Eligible Investor.
6.2
Representations and Warranties. All representations and warranties of each of Bluescape, Ascend and Meridian contained in the Note Purchase Agreement and in the other Note Documents are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) with the same effect as though such representations and warranties had been made as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) only as of such specified date).
6.3
Due Authorization. The execution, delivery and performance by such Purchaser of this Amendment has been duly authorized by all necessary corporate, limited liability company or partnership (as applicable) action and, if required, shareholder, member and/or partner action, on the part of such Purchaser.

6.4
Binding Obligation. This Amendment has been duly executed and delivered by such Purchaser and is the legally valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).
7.
Miscellaneous.
7.1
Ratification and Affirmation.
(a)
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Collateral Agent or any Purchaser under the Existing Note Purchase Agreement or any Note Document, or constitute a waiver or amendment of any other provision of the Existing Note Purchase Agreement or any Note Document except as and to the extent expressly set forth herein. Section 9.6 of the Note Purchase Agreement remains in full force and effect and is hereby ratified and confirmed by Issuer and the Guarantors. Except as expressly provided herein, neither the execution by the Collateral Agent or any Purchaser of this Amendment, nor any other act or omission by the Collateral Agent or any Purchaser or their respective officers in connection herewith, shall be deemed a waiver by the Collateral Agent or any Purchaser of any defaults which may exist or which may occur in the future under the Note Purchase Agreement and/or the other Note Documents (collectively, “Violations”). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Collateral Agent’s or any Purchaser’s right at any time to exercise any right, privilege or remedy in connection with the Note Documents with respect to any Violations, (ii) amend or alter any provision of the Note Purchase Agreement, the other Note Documents, or any other contract or instrument, except as expressly set forth herein, or (iii) constitute any course of dealing or other basis for altering any obligation of Issuer or any right, privilege or remedy of the Collateral Agent or the Purchasers under the Note Purchase Agreement, the other Note Documents, or any other contract or instrument.
(b)
Issuer and the Guarantors hereby confirm that this Amendment shall not constitute a novation and that the guaranties, security interests and liens granted pursuant to the Note Documents (as amended hereby) continue to guarantee the Guaranteed Obligations and secure the Obligations as set forth in the Note Documents (as amended hereby) and that such guaranties, security interests and liens remain in full force and effect.
(c)
Without limitation of the foregoing subsection (a) or (b), and in furtherance thereof, as security for the prompt payment or performance in full of all of the Obligations and the Guaranteed Obligations (including, for the avoidance of doubt, all Obligations or Guaranteed Obligations arising under the Note Purchase Agreement after giving effect to this Amendment), as applicable, (i) the Issuer and each Guarantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties (including, for the avoidance of doubt, the undersigned Purchasers), a security interest in the Collateral, wherever located, whether now existing or hereafter acquired or arising, and all proceeds and products and supporting obligations in respect thereof, in each case in accordance with and subject to the terms and conditions of the Note Purchase Agreement, as amended by this Amendment, and (ii) American Pacific Borates Pty Ltd (ABN 68 615 606 114) hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties (including, for the avoidance of doubt, the undersigned Purchasers), a security interest in the Pledged Collateral (as defined in the Operating Company Pledge Agreement), in accordance with and subject to the terms and conditions of the Operating Company Pledge Agreement. The Issuer and each Guarantor hereby authorizes the Collateral Agent to file UCC-1 financing statements with all appropriate jurisdictions to perfect the Collateral Agent’s interest or rights under the Note Documents, and such financing statements may describe the collateral in the same manner as described in the Note Documents or as “all assets of the Debtor, whether now existing or hereafter acquired” or words with similar effect. Each Guarantor agrees that the Guaranteed Obligations guaranteed by the Note Documents (in accordance with and subject to the terms thereof) shall include the Amendment No. 4 Notes and all other Obligations arising under the Note Purchase Agreement after giving effect to this Amendment.
7.2
Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Issuer and the Required Purchasers.
7.3
Other. Section 11 (Choice of Law, Venue and Jury Trial Waiver) and Section 12.2 (Expense Reimbursement; Indemnification; Waivers) of the Existing Note Purchase Agreement are hereby incorporated by reference mutatis mutandis.
7.4
Successors and Assigns. Subject to any restrictions on transfer described in this Amendment and the Note Purchase Agreement, the rights and obligations of the Issuer and the Purchasers under this Amendment and the Note Purchase Agreement shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
7.5
Note Document. From and after the Amendment No. 4 Effective Date, this Amendment is a “Note Document” as defined and described in the Note Purchase Agreement, and all of the terms and provisions of the Note Purchase Agreement relating to Note Documents shall apply hereto.
7.6
Entire Agreement. This Amendment together with the Note Purchase Agreement constitute and contain the entire agreement among the Issuer, the Collateral Agent and Purchasers and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof. From and after the Amendment No. 4 Effective Date, all references to Note Purchase Agreement contained in the Note Documents shall be deemed to refer to the Note Purchase Agreement as amended by this Amendment.
7.7
Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.
7.8
RELEASE BY THE ISSUER AND GUARANTORS. FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE ISSUER FOR ITSELF AND ON BEHALF OF EACH GUARANTOR HEREBY, FOR ITSELF AND ITS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, FULLY AND WITHOUT RESERVE, RELEASES AND FOREVER DISCHARGES THE COLLATERAL AGENT AND EACH PURCHASER AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, TRUSTEES, ATTORNEYS, AGENTS, ADVISORS (INCLUDING ATTORNEYS, ACCOUNTANTS AND EXPERTS) AND AFFILIATES (COLLECTIVELY THE “RELEASED PARTIES” AND INDIVIDUALLY A “RELEASED PARTY”) FROM ANY AND ALL ACTIONS, CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, LIABILITIES, COSTS, DAMAGES, EXPENSES OR OTHER OBLIGATIONS OF ANY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, DIRECT AND/OR INDIRECT, AT LAW OR IN EQUITY, WHETHER NOW EXISTING OR HEREAFTER ASSERTED (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT,

CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), FOR OR BECAUSE OF ANY MATTERS OR THINGS OCCURRING, EXISTING OR ACTIONS DONE, OMITTED TO BE DONE, OR SUFFERED TO BE DONE BY ANY OF THE RELEASED PARTIES, IN EACH CASE, ON OR PRIOR TO THE EFFECTIVENESS OF THIS AMENDMENT AND ARE IN ANY WAY DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED TO ANY OF THIS AMENDMENT, THE NOTE PURCHASE AGREEMENT, ANY OTHER NOTE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (COLLECTIVELY, THE “RELEASED MATTERS”). THE ISSUER, BY EXECUTION HEREOF, HEREBY ACKNOWLEDGES AND AGREES THAT THE AGREEMENTS IN THIS SECTION 7.8 ARE INTENDED TO COVER AND BE IN FULL SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING IN CONNECTION WITH THE RELEASED MATTERS.

(Signature pages follow)

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ISSUER:

5E ADVANCED MATERIALS, INC.

By:	/s/ Paul Weibel
Name:	Paul Weibel
Title:	Chief Executive Officer

GUARANTORS:

AMERICAN PACIFIC BORATES PTY LTD

Executed by American Pacific Borates Pty Ltd (ABN 68 615 606 114) in accordance with section 127 of the Australian Corporations Act 2001 (Cth)
by a director and director/company secretary:

/s/ Paul Weibel	/s/ Bryn Jones
Signature of director	Signature of director/ company secretary

Paul Weibel	Bryn Jones
Name of director (please print)	Name of director/ company secretary (please print)

5E BORON AMERICAS, LLC

By:	/s/ Paul Weibel
Name:	Paul Weibel
Title:	President

[Siganture Page to Amendment No. 4 to A&R NPA]

COLLATERAL AGENT:

ALTER DOMUS (US) LLC

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

[Siganture Page to Amendment No. 4 to A&R NPA]

PURCHASER:

BEP SPECIAL SITUATIONS IV LLC

By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	Managing Director and Chief Financial Officer

[Siganture Page to Amendment No. 4 to A&R NPA]

PURCHASER:

ASCEND GLOBAL INVESTMENT FUND SPC

FOR AND ON BEHALF OF STRATEGIC SP

By:	/s/ Mulyadi Tjandra
Name:	Mulyadi Tjandra
Title:	Director

[Siganture Page to Amendment No. 4 to A&R NPA]

PURCHASER:

MERIDIAN INVESTMENTS CORPORATION

By:	/s/ Mulyadi Tjandra
Name:	Mulyadi Tjandra
Title:	Director

[Siganture Page to Amendment No. 4 to A&R NPA]

Annex A

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

BY AND AMONG

5E ADVANCED MATERIALS, INC.,

THE GUARANTOR,

THE PURCHASERS,

AND

ALTER DOMUS (US) LLC

as Collateral Agent

Dated as of January 18, 2024

as amended by Amendment No. 1 on April 28, 2024

as amended by Amendment No. 2 on May 28, 2024

as amended by Amendment No. 3 on September 16, 2024

as amended by Amendment No. 4 on January 14, 2025

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TABLE OF CONTENTS

1.	DEFINITIONS AND OTHER TERMS	1
1.1	Terms	1
1.2	Section References	1
1.3	Divisions	1
1.4	Australian Banking Code of Practice	2
1.5	Definitions	2
2.	NOTES AND TERMS OF PAYMENT	38
2.1	[Reserved]	38
2.2	Issuance of Notes	38
2.3	Payment of Interest on the Notes	41
2.4	Fees	42
2.5	Taxes; Increased Costs	43
2.6	Notes	43
2.7	Reserved	43
2.8	Conversion	43
2.9	Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change	54
2.10	Reserved	56
2.11	Effect of Common Stock Change Event	56
3.	CONDITIONS OF NOTES	58
3.1	Conditions Precedent to Restatement Date	58
4.	CREATION OF SECURITY INTEREST	59
4.1	Grant of Security Interest	59
4.2	Authorization to File Financing Statements	60
5.	REPRESENTATIONS AND WARRANTIES	60
5.1	Due Organization, Authorization: Power and Authority	60
5.2	Collateral	61
5.3	Subsidiaries’ Equity Interests	61
5.4	Litigation	62
5.5	No Broker’s Fees	62
5.6	No Material Adverse Change; Financial Statements	62
5.7	No General Solicitation	62
5.8	Accredited Investors	62
5.9	Solvency	62
5.10	No Registration Required	62
5.11	SEC Reports	62
5.12	Internal Controls	63

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5.13	Disclosure Controls and Procedures	63
5.14	Regulatory Compliance	64
5.15	Investments	64
5.16	Tax Returns and Payments; Pension Contributions	64
5.17	Full Disclosure	65
5.18	Enforceability	65
5.19	Valid Issuance of Notes and Guarantees	65
5.20	Title Ownership	66
5.21	Environmental Matters	66
5.22	Trustee	67
6.	AFFIRMATIVE COVENANTS	67
6.1	Government Compliance	67
6.2	Financial Statements, Reports, Certificates; Notices	67
6.3	Inventory; Returns	70
6.4	Taxes; Pensions	70
6.5	Insurance	70
6.6	Collateral Accounts	71
6.7	Protection of Intellectual Property Rights	71
6.8	Litigation Cooperation	71
6.9	Landlord Waivers; Bailee Waivers	71
6.10	Creation/Acquisition of Subsidiaries	72
6.11	Further Assurances	72
6.12	Title Ownership	72
6.13	Environmental Matters	72
6.14	Compliance Policies	73
6.15	ASX Letter	73
6.16	Amendment No. 3 Post-Closing Covenants	73
7.	NEGATIVE COVENANTS	74
7.1	Dispositions	74
7.2	Changes in Business or Business Locations	75
7.3	Mergers or Acquisitions	75
7.4	Incurrence of Indebtedness and Issuance of Preferred Stock	75
7.5	Encumbrance	76
7.6	Maintenance of Collateral Accounts	76
7.7	Restricted Payments	76
7.8	[Reserved]	77
7.9	Transactions with Affiliates	78
7.10	Dividend and Other Payment Restrictions Affecting Subsidiaries	79
7.11	Compliance	80
7.12	Compliance with Anti-Terrorism Laws	80
7.13	Limitation on Issuance of Capital Stock	81
7.14	Financial Covenant	81

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8.	EVENTS OF DEFAULT	81
8.1	Payment Default	81
8.2	Covenant Default	81
8.3	Material Adverse Change	82
8.4	Attachment; Levy; Restraint on Business	82
8.5	Insolvency	82
8.6	Other Agreements	82
8.7	Judgments	82
8.8	Misrepresentations	82
8.9	Change in Control	82
8.10	Guaranty	83
8.11	Governmental Approvals	83
8.12	Lien Priority	83
8.13	Cure Right	83
9.	RIGHTS AND REMEDIES	84
9.1	Rights and Remedies	84
9.2	Power of Attorney	86
9.3	Protective Payments	86
9.4	Application of Payments and Proceeds	86
9.5	Liability for Collateral	87
9.6	No Waiver; Remedies Cumulative	87
9.7	Demand Waiver	88
9.8	Grant of Intellectual Property License	88
9.9	Setoff and Sharing of Payments	88
10.	NOTICES	89
11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER	91
11.1	Waiver of Jury Trial	91
11.2	Governing Law and Jurisdiction	91
11.3	Submission to Jurisdiction	91
11.4	Service of Process	91
11.5	Non-exclusive Jurisdiction	92
12.	GENERAL PROVISIONS	92
12.1	Successors and Assigns	92
12.2	Expense Reimbursement; Indemnification; Waivers	93
12.3	Severability of Provisions	95
12.4	Correction of Note Documents	95
12.5	Amendments in Writing; Integration	95
12.6	Counterparts	96
12.7	Survival	96
12.8	Confidentiality	96

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12.9	Right of Set Off	97
12.10	Cooperation of Issuer	97
12.11	Public Announcement	98
12.12	Collateral Agent and Purchaser Agreement	98
12.13	Time of Essence	98
12.14	Termination Prior to Maturity Date; Survival	98
12.15	Guaranty	98
12.16	Representations and Warranties of the Purchasers	101
12.17	Tax Matters	102
12.18	Amended and Restatement	103
12.19	PPSA Provisions.	104
12.20	Beneficial Ownership Limitation	105
12.21	Purchaser Covenant	106

Exhibits

Exhibit A – Description of Collateral

Exhibit B – Collateral Agent and Purchaser Terms

Exhibit C – Taxes; Increased Costs

Exhibit D – Compliance Certificate

Exhibit E – Form of Note

Schedules

Schedule 2.2 – Purchasers

Schedule 7.4 – Existing Indebtedness

Schedule 7.7 – Existing Investments

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THIS AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (as the same may be amended, restated, modified, or supplemented from time to time, this “Agreement”), dated as of January 18, 2024 (the “Restatement Date”) is entered into by and among, BEP Special Situations IV LLC (“Bluescape”), Ascend Global Investment Fund SPC, for and on behalf of Strategic SP (“Ascend”), Meridian Investments Corporation (“Meridian”) and any other persons otherwise a party hereto from time to time (each a “Purchaser”), 5E Advanced Materials, Inc., a Delaware corporation with offices located at 9329 Mariposa Road, Suite 210, Hesperia, CA, 92344 (“Issuer”), the Guarantors from time to time party hereto and Alter Domus (US) LLC (“Alter Domus”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), provides the terms on which the Purchasers shall purchase the Notes (each as defined below) as set forth herein.

This Agreement (including all Exhibits and Schedules) shall amend, restate and replace in its entirety the Original Note Purchase Agreement (as defined below) (including all exhibits and schedules attached thereto) on and as of the Restatement Date.

The parties agree hereby as follows:

1. DEFINITIONS AND OTHER TERMS

1.1 Terms. Capitalized terms used herein shall have the meanings set forth in Section 1.5 to the extent defined therein. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. Notwithstanding anything to the contrary contained herein, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (a) the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, and (b) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 or otherwise (on a prospective or retroactive basis or otherwise) to be treated as capital lease obligations in the financial statements.

1.2 Section References. Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified.

1.3 Divisions. For all purposes under the Note Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.4 Australian Banking Code of Practice. Each party to this Agreement agrees that the Australian Banking Code of Practice does not apply to the Note Documents and the transactions under them.

1.5 Definitions. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Additional Shares”	Section 2.9(a)
“Agreement”	Preamble
“Amendment No. 2 Ascend Notes”	Section 2.2(a)(iii)
“Amendment No. 2 Ascend Notes Purchase Price”	Section 2.2(a)(iii)
“Amendment No. 2 BEP Notes”	Section 2.2(a)(iii)
“Amendment No. 2 BEP Notes Purchase Price”	Section 2.2(a)(iii)
“Amendment No. 2 Notes”	Section 2.2(a)(iii)
“Amendment No. 2 Notes Purchase Price”	Section 2.2(a)(iii)
“Amendment No. 3 Ascend Notes”	Section 2.2(a)(iv)
“Amendment No. 3 Ascend Notes Purchase Price”	Section 2.2(a)(iv)
“Amendment No. 3 BEP Notes”	Section 2.2(a)(iv)
“Amendment No. 3 BEP Notes Purchase Price”	Section 2.2(a)(iv)
“Amendment No. 3 Meridian Notes”	Section 2.2(a)(iv)
“Amendment No. 3 Meridian Notes Purchase Price”	Section 2.2(a)(iv)
“Amendment No. 3 Notes”	Section 2.2(a)(iv)
“Amendment No. 3 Notes Purchase Price”	Section 2.2(a)(iv)
“Amendment No. 4 Ascend Notes”	Section 2.2(a)(v)
“Amendment No. 4 Ascend Notes Purchase Price”	Section 2.2(a)(v)
“Amendment No. 4 BEP Notes”	Section 2.2(a)(v)
“Amendment No. 4 BEP Notes Purchase Price”	Section 2.2(a)(v)
“Amendment No. 4 Meridian Notes”	Section 2.2(a)(v)
“Amendment No. 4 Meridian Notes Purchase Price”	Section 2.2(a)(v)
“Amendment No. 4 Notes”	Section 2.2(a)(v)
“Amendment No. 4 Notes Purchase Price”	Section 2.2(a)(v)
“ASX Letter”	Section 6.15
“Claims”	Section 12.2(b)
“Closing Date”	Section 2.2(a)(ii)
“Collateral Agent”	Preamble

“Collateral Agent Expenses”	Exhibit B, Section 6
“Collateral Agent Fees”	Section 2.4(b)
“Collateral Agent License”	Section 9.8
“Common Stock Change Event”	Section 2.11(a)(iv)
“Communications”	Section 10
“Connection Income Taxes”	Exhibit C, Section 1
“Conversion Consideration”	Section 2.8(c)
“Cure Period”	Section 8.13
“Cure Right”	Section 8.13
“Declined Amount”	Section 2.2(c)
“Default Rate”	Section 2.3(b)
“Degressive Issuance”	Section 2.8(d)(vi)
“Environmental Laws”	Section 5.21(a)
“Environmental Permits”	Section 5.21(a)
“Event of Default”	Section 8
“Excess Funding Guarantor”	Section 12.15(f)
“Excluded Taxes”	Exhibit C, Section 1
“Expiration Date”	Section 2.8(d)(v)
“Expiration Time”	Section 2.8(d)(v)
“FATCA”	Exhibit C, Section 1
“Financial Covenant”	Section 8.13.
“Foreign Purchaser”	Exhibit C, Section 1
“Guaranteed Obligations”	Section 12.15
“Initial Notes Purchase Price”	Section 2.2(a)(i)
“Indemnified Person”	Section 12.2(b)
“Indemnified Taxes”	Exhibit C, Section 1
“Intended Tax Treatment”	Section 12.17
“Issuer”	Preamble
“Mandatory Prepayment Date”	Section 2.2(c)
“New Subsidiary”	Section 6.10
“Note” and “Notes”	Section 2.2
“Other Connection Taxes”	Exhibit C, Section 1

“Other Taxes”	Exhibit C, Section 1
“Participant Register”	Section 12.1
“Perfection Certificate” and “Perfection Certificates”	Section 5.1
“PIK Interest”	Section 2.3(d)
“Purchase Price”	Section 2.2(a)(i)
“Purchaser” and “Purchasers”	Preamble
“Purchaser’s Note Record”	Section 2.6
“Purchaser Transfer”	Section 12.1
“Recipient”	Exhibit C, Section 1
“Reference Property”	Section 2.11(a)(iv)
“Reference Property Unit”	Section 2.11(a)(iv)
“Register”	Section 12.1
“Restatement Date”	Preamble
“Spin-Off”	Section 2.8(d)(iii)(2)
“Spin-Off Valuation Period”	Section 2.8(d)(iii)(2)
“Successor Person”	Section 2.11(a)(iv)(2)
“Tender/Exchange Offer Valuation Period”	Section 2.8(d)(v)
“Termination Date”	Exhibit B, Section 8
“U.S. Person”	Exhibit C, Section 1
“U.S. Tax Compliance Certificate”	Exhibit C, Section 7
“Weighted Average Issuance Price”	Section 2.8(d)(vi)
“Withholding Agent”	Exhibit C, Section 1

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes, without limitation, all accounts receivable and other sums owing to Issuer.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1) any assets (other than cash, Cash Equivalents, securities and notes) to be owned by Issuer or any Subsidiary and used in a Permitted Business; or

(2) Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by Issuer or another Subsidiary from any Person other than Issuer or a Subsidiary; provided, however, that, in the case of this clause (2), such Subsidiary is primarily engaged in a Permitted Business.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Affiliate Transaction” means a transaction in which Issuer or any Subsidiaries acts to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Issuer or any Subsidiaries, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Issuer or the relevant Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by Issuer or such Subsidiary with a Person that is not an Affiliate of Issuer or such Subsidiary;

(2) Issuer delivers to the Purchasers, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000,000, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with Section 7.9 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(3) Issuer delivers to the Purchasers, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a favorable written opinion from a nationally recognized investment banking, appraisal or accounting firm (A) as to the fairness of the transaction to Issuer and the Subsidiaries from a financial point of view; or (B) stating that the terms of such transaction are, taken as a whole, no less favorable to Issuer or the relevant Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Issuer or such Subsidiary with a Person that is not an Affiliate of Issuer or any Subsidiary.

The definition of “Affiliate Transaction” above is subject to the exceptions in Section 7.9.

“Amendment No. 2” means that certain Amendment No. 2 to the Amended and Restated Note Purchase Agreement, dated as of May 28, 2024, by and among the Issuer, each Purchaser party thereto, each Guarantor party thereto and the Collateral Agent.

“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Notes Conversion Rate” initially means 650.4065 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Amendment No. 2 Notes Conversion Rate is subject to adjustment pursuant to Section 2.8 (including as a result of the Degressive Issuance effected on August 27, 2024); provided, further, that whenever this Agreement refers to the Amendment No. 2 Notes Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Existing Notes Conversion Rate as of the Close of Business on such date.

“Amendment No. 3” means that certain Amendment No. 3 to the Amended and Restated Note Purchase Agreement, dated as of September 16, 2024, by and among the Issuer, each Purchaser party thereto, each Guarantor party thereto and the Collateral Agent.

“Amendment No. 3 Effective Date” has the meaning assigned to such term in Amendment No. 3.

“Amendment No. 3 Notes Conversion Rate” initially means 1,066.6667 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Amendment No. 3 Notes Conversion Rate is subject to adjustment pursuant to Section 2.8; provided, further, that whenever this Agreement refers to the Amendment No. 3 Notes as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Amendment No. 3 Notes Conversion Rate as of the Close of Business on such date.

“Amendment No. 4” means that certain Amendment No. 4 to the Amended and Restated Note Purchase Agreement, dated as of January 14, 2025, by and among the Issuer, each Purchaser party thereto, each Guarantor party thereto and the Collateral Agent.

“Amendment No. 4 Effective Date” has the meaning assigned to such term in Amendment No. 4.

“Amendment No. 4 Notes Conversion Rate” initially means 3,424.9375 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Amendment No. 4 Notes Conversion Rate is subject to adjustment pursuant to Section 2.8; provided, further, that whenever this Agreement refers to the Amendment No. 4 Notes as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Amendment No. 4 Notes Conversion Rate as of the Close of Business on such date.

“Anti-Corruption Laws” are any laws, rules, or regulations relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act and UK Bribery Act.

“Anti-Terrorism Laws” are any laws, rules, regulations or orders relating to terrorism, sanctions or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, the laws, regulations, and orders administered by OFAC and the U.S. State Department, and similar applicable laws, regulations and directives imposed or enforced by the United Nations Security Council, European Union, United Kingdom and Australia.

“Asset Sale” means any Transfer, excluding:

(1) Transfers involving assets having a Fair Market Value in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000);

(2) a transfer of assets (including, without limitation, Capital Stock) between or among Issuer and the Subsidiaries;

(3) an issuance of Capital Stock by a Subsidiary to Issuer or to another Subsidiary;

(4) any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use (including the abandonment or other disposition of property that is, in the reasonable judgment of Issuer, no longer profitable, economically practicable to maintain or useful in the conduct of the business of Issuer and the Subsidiaries, taken as whole), in each case, in the ordinary course of the business of Issuer and the Subsidiaries;

(5) a Restricted Payment that does not violate Section 7.7, or a Permitted Investment;

(6) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of products, services, Intellectual Property, inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition;

(7) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(8) (x) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or (y) the sale, settlement, termination, unwinding or other disposition of Hedging Obligations or other financial instruments in the ordinary course of business;

(9) any foreclosure, condemnation, expropriation or any similar action with respect to the property or other assets of Issuer or any Subsidiary;

(10) the sublease or assignment to third parties of leased facilities in the ordinary course of business;

(11) the transfer, sale or other disposition resulting from any involuntary loss of title, casualty event, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of Issuer or any Subsidiary;

(12) the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of Section 7.5;

(13) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(14) the sale or other disposition of cash or Cash Equivalents pursuant to transactions not prohibited by this Agreement; and

(15) sales, transfers and other dispositions of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

“ASX” means ASX Limited (ACN 008 624 691) or the securities exchange operated by it (as the context requires).

“Attributable Debt” means in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be the amount of liability in respect thereof determined in accordance with the definition of “Capital Lease Obligation”.

“Australia” means the Commonwealth of Australia (and “Australian” shall be construed accordingly).

“Australian Corporations Act” means the Australian Corporations Act 2001 (Cth).

“Australian Obligors” means each Subsidiary of the Issuer established or incorporated in Australia that is, or is required to become, a Guarantor hereunder.

“Australian Security Documents” means the General Security Deed, the Pledge Agreement and the Operating Company Pledge Agreement.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof (or, if any PIK Interest has been paid, $1.00 or any integral multiple of $1.00 in excess thereof).

“Banking Code of Practice” means the Banking Code of Practice published by the Australian Banking Association, as amended, revised or amended and restated from time to time.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise the subject of Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named on any OFAC List or other similar list.

“Board of Directors” means the Board of Directors (or the functional equivalent thereof) of Issuer or any duly authorized committee of such Board of Directors.

“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease on or prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that such determination shall be made without giving effect to Accounting Standards Codification 842, Leases (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement) would be required to be treated as a capital lease thereunder where such lease (or arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition. Unless the context otherwise requires, Capital Stock shall refer to Capital Stock of Issuer.

“Cash Equivalents” means:

(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof with a final maturity not exceeding five years from the date of acquisition;

(2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose unsecured long term debt is rated at least “A” by Standard & Poor’s Ratings, a division of McGraw Hill Financial, Inc. (“S&P”), or at least “A2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;

(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of Issuer) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;

(4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(5) readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 365 days from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s or any respective successor agency;

(6) demand deposits, savings deposits, time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) with maturities of not more than 365 days from the date of acquisition;

(7) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (6); and

(8) in the case of a Foreign Subsidiary, instruments equivalent to those referred to in clauses (1) through (7) above denominated in a foreign currency, which are (i) substantially equivalent in tenor, (ii) issued by, or entered into with, foreign persons with credit quality generally accepted by businesses in the jurisdictions in which such Foreign Subsidiary operates and (iii) customarily used by businesses for short-term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary.

“Change in Control” means the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any Person, (b) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors), (c) any recapitalization or change of the Common Stock as a result of which the Common Stock would be converted into stock, other securities, other property or assets, any share exchange, or any consolidation or merger or other transaction of the Issuer pursuant to which the Common Stock will be converted into cash, securities or other property or assets (or any combination thereof), unless the Beneficial Owners of the Common Stock immediately prior to such transaction Beneficially Own more than 50% of all classes of voting stock of the continuing or surviving company, (d) the Issuer’s stockholders approve any plan or proposal for the liquidation or dissolution of the Issuer, (e) the consummation of any transaction or series of transactions (including, without limitation, pursuant to a merger or consolidation), the result of which any “person” or “group” within the meaning of Section 13(d) of the Exchange Act becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Issuer, (f) any transaction (other than a transaction permitted pursuant to Section 7.3) as a result of which Issuer ceases to own, directly or indirectly, 100% of the Capital Stock of the Operating Company, or (g) any “change of control” (or any comparable term) in any document pertaining to any Junior Indebtedness, the aggregate principal amount of which is in excess of One Million Dollars ($1,000,000) and such “change of control” allows the holders of such Indebtedness to redeem such Indebtedness or otherwise requires Issuer to prepay such Indebtedness.

“Close of Business” means 5:00 p.m., New York City time.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Note Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Issuer and each Guarantor described on Exhibit A, subject to a Lien under the Note Documents in favor of the Collateral Agent, on behalf of the Secured Parties, to secure the Obligations.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Issuer or any Guarantor at any time.

“Collateral Agent” is Alter Domus, not in its individual capacity, but solely in its capacity as collateral agent, together with its successors and assigns in such capacity, on behalf of and for the ratable benefit of the Secured Parties.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Common Stock” means the common stock, par value $0.01, of Issuer.

“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit D.

“Control Agreement” is any control agreement entered into among the depository institution at which Issuer or any Guarantor maintains a Deposit Account or the securities intermediary or commodity intermediary at which Issuer or any Guarantor maintains a Securities Account or a Commodity Account, Issuer or such Guarantor, as applicable, and Collateral Agent pursuant to which Collateral Agent, for the ratable benefit of the Secured Parties, obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 2.8(b) to convert such Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time as applicable to the relevant Notes.

“Conversion Rate” means, as applicable, (i) with respect to the Initial Notes, the Initial Notes Conversion Rate, (ii) with respect to the Amendment No. 2 Notes, the Amendment No. 2 Conversion Rate, (iii) with respect to the Amendment No. 3 Notes, the Amendment No. 3 Notes Conversion Rate and (iv) with respect to the Amendment No. 4 Notes, the Amendment No. 4 Notes Conversion Rate; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 2.8, as applicable; provided, further, that whenever this Agreement refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate as of the Close of Business on such date, as applicable to the relevant notes.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the earlier of (x) the date that is 91 days after the Maturity Date and (y) the date that is 91 days after the date the Notes cease to remain outstanding; provided that only the portion of the Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Issuer or the Subsidiaries or by any such plan to such employees, such Capital Stock will not constitute

Disqualified Stock solely because it may be required to be repurchased by Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. Notwithstanding anything to the contrary in the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Issuer to repurchase or redeem such Capital Stock upon the occurrence of a change of control or similar provision will not constitute Disqualified Stock if the change of control or similar provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes; provided that Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.7. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Issuer or any and the Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory repurchase or redemption provisions of, such Disqualified Stock exclusive of accrued dividends (other than the accretion, accumulation or payment-in-kind of dividends).

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” means August 11, 2022.

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a) in the case of the issuance or sale of shares of Common Stock, the value of the consideration received by the Issuer for such shares, expressed as an amount per share of Common Stock; and

(b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i) numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received by the Issuer for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(ii) denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w) for purposes of this definition, (I) the value of consideration received by the Issuer shall be determined without deduction of any customary underwriting or similar commissions, reasonable compensation or reasonable concessions paid or allowed by the Issuer in connection with such issue or sale and without deduction of any reasonable and documented expenses payable by the Issuer, (II) to the extent any such consideration consists of property other than cash, the value of such property shall be its fair market value as determined in good faith by the Board of Directors, and (III) if shares of Common Stock or Equity-Linked Securities are issued or sold together with other Capital Stock or securities or other assets of the Issuer for a consideration that covers both, the Board of Directors shall determine in good faith the portion of the consideration so received to be allocable to such shares of Common Stock or Equity-Linked Securities.

(x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (I) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (II) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (other than pursuant to “anti-dilution” or similar provisions consistent with those set forth in Sections 2.8(d)(i) through (v) herein), there will be deemed to occur, for purposes of Section 2.8(d)(vi) and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities;

(y) for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Eligible Investor” means a person who is able to acquire and hold each Note (and any shares of Common Stock issuable upon conversion of the Notes) without disclosure under section 708 of the Australian Corporations Act.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder.

“Excluded Accounts” shall mean (a) any Collateral Account of Issuer or any Guarantor that is used by such Person solely as a payroll account for the employees of Issuer or its Subsidiaries, provided that the aggregate balance maintained therein shall not exceed the aggregate amount of such payments to be paid in the then next two (2) payroll periods or the funds in which consist solely of funds held by Issuer or any Subsidiary in trust for any director, officer or employee of Issuer or any Subsidiary or any employee benefit plan maintained by Issuer or any Subsidiary in the ordinary course of business or funds representing deferred compensation for the directors and employees of Issuer or any Subsidiary, (b) escrow accounts, Collateral Accounts and trust accounts, in each case either securing Permitted Liens or otherwise entered into in the ordinary course of business and consistent with prudent business practice conduct where Issuer or the applicable Guarantor holds the funds exclusively for the benefit of an unaffiliated third party, provided that the amounts in such accounts (in the aggregate) do not exceed One Million Dollars ($1,000,000) at any time, (c) accounts that are swept to a zero balance on a daily basis to a Collateral Account that is subject to a Control Agreement, and (d) Collateral Accounts and securities accounts held in jurisdictions outside the United States.

“Excluded Subsidiary” shall mean (a) any subsidiary that is prohibited by any applicable law or, on the date such subsidiary is acquired (provided, that such prohibition is not be created in contemplation of such acquisition), its organizational documents, in each case, from guaranteeing the Obligations; (b) any subsidiary that is prohibited by any contractual obligation that existed on the date any such subsidiary is acquired (provided, that such prohibition is not created in contemplation of such acquisition) from guaranteeing the Obligations; (c) any subsidiary to the extent that the provision of any subsidiary guarantee of the Obligations would require the consent, approval, license or authorization of any governmental authority which has not been obtained, any subsidiary that is subject to such restrictions (provided that after such time that such restrictions on subsidiary guarantees are waived, lapse, terminate or are no longer effective, such subsidiary shall no longer be an Excluded Subsidiary by virtue of this clause (c)); (d) any Subsidiary organized under the laws of the United States, any state of the United States or the District of Columbia that (i) has no material assets other than capital stock of one or more subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Internal Revenue Code or (ii) is a subsidiary of a subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code (provided any subsidiary described in the foregoing clauses (d)(i) or (d)(ii) shall be an Excluded Subsidiary only with respect to the subsidiary guarantee of an obligation of a United States person); (e) any Subsidiary that is not incorporated or organized under the laws of the United States, any state of the United States, the District of Columbia or Australia; and (f) any subsidiary for which the provision of a subsidiary guarantee would result in a material adverse tax or regulatory consequence to Issuer or any Subsidiary as reasonably determined by Issuer in consultation with the Collateral Agent.

“Exempt Issuance” means (A) the Issuer’s issuance or grant of shares of Common Stock or options to purchase shares of Common Stock to employees, directors or consultants of the Issuer or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Amendment No. 2 Effective Date; (B) the Issuer’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Amendment No. 2 Effective Date; provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Amendment No. 2 Effective Date; (C) the Issuer’s issuance of the Notes and any shares of Common Stock upon conversion of the Notes; (D) the Issuer’s issuance of shares of Common Stock or any options or convertible securities issued in connection with a merger or other business combination or an acquisition of the securities or assets of another Person, business unit, division or business, other than in connection with the broadly marketed offering and sale of equity or convertible securities for third-party financing of such transaction; and (E) the Issuer’s issuance of shares of Common Stock in an offering for cash for the account of the Issuer that is underwritten on a firm commitment basis and is registered with the SEC under the Securities Act. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of the Required Purchasers, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Issuer or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of the Required Purchasers, could reasonably be expected to result in a material diminution in value of the Collateral.

“Existing Indebtedness” means all Indebtedness of Issuer and its Subsidiaries in existence on the Effective Date in an amount greater than Five Hundred Thousand Dollars ($500,000) as set forth on Schedule 7.4 hereto.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors.

“Fee Letter” means that certain Fee Letter, dated as of the Effective Date, among the Issuer and Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Fort Cady Borate Project” means the Operating Company’s mining project in San Bernardino County, California.

“GAAP” is (a) in respect of the Australian Obligors only, the Australian Accounting Standards and Interpretations issued by the Australian Accounting Standards Board and the Australian Corporations Act, as appropriate for for-profit oriented entities, as in effect from time to time; and (b), in all other cases, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“General Security Deed” means the General Security Deed governed by Australian law and dated on or about the Closing Date, between the Australian Obligors and Collateral Agent, on behalf of the Secured Parties, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization.

“Guarantor” is any Person party hereto as of the date hereof (or from time to time) providing a Guaranty in favor of Collateral Agent for the ratable benefit of the Secured Parties (including without limitation pursuant to Section 6.10).

“Guarantor’s Books” are each Guarantor’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding such Guarantor’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, in each case, not entered into by such Person for speculative purposes;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk, in each case, not entered into by such Person for speculative purposes;

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case, not entered into by such Person for speculative purposes; and

(4) any similar transaction or combination of the foregoing, in each case, not entered into by such Person for speculative purposes.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent and without duplication:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; or

(5) representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is more than six months after the date of placing the property in service or taking delivery and title thereto;

if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person and (ii) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) equal to the lesser of (x) the Fair Market Value of such asset as of the date of determination and (y) the amount of such Indebtedness.

Notwithstanding anything to the contrary in the foregoing paragraph, the term “Indebtedness” will not include (a) in connection with any Permitted Investment or other acquisition or any Transfer or other disposition, purchase price adjustments, indemnities or royalty, earn-out, contingent or other deferred payments of a similar nature, unless such payments are required under GAAP to appear as a liability on the balance sheet (excluding the footnotes); provided that at the time of closing, the amount of any such payment is not determinable or, to the extent such payment has become fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Stock; (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (f) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its subsidiaries. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815 “Derivatives and Hedging” and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Initial Notes Conversion Rate” initially means 650.4065 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Existing Notes Conversion Rate is subject to adjustment pursuant to Section 2.8; provided, further, that whenever this Agreement refers to the Initial Notes Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Initial Notes Conversion Rate as of the Close of Business on such date.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory administrator, provisional liquidator, receiver and manager, controller (in the case of appointments under Australian law, as defined in the Australian Corporations Act) or other similar officer, assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Issuer’s or any Guarantor’s right, title and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets, trade secret rights and corresponding rights in confidential information and other non-public or proprietary information (whether or not patentable), including, without limitation, any rights to unpatented inventions, know-how, operating manuals; ideas, formulas, compositions, inventor’s notes, discoveries and improvements, manufacturing and production processes and techniques, testing information, research and development information, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information;

(c) any and all Technology, including Software;

(d) any and all design rights which may be available to Issuer or such Guarantor;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) any and all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Payment Date” means, with respect to a Note, each February 15 and August 15 of each year, commencing on February 15, 2023 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities. The acquisition by Issuer or any Subsidiary of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in this Agreement. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the repayment or disposition thereof for cash, not to exceed the original amount of such Investment.

“Investor and Registration Rights Agreement” means that certain Third Amended and Restated Investor and Registration Rights Agreement, entered into between Issuer and the Purchasers on or about the Amendment No. 3 Effective Date.

“IRS” means the United States Internal Revenue Service.

“Issuer’s Books” are Issuer’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Issuer’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Junior Indebtedness” means Indebtedness for borrowed money that is unsecured or contractually subordinated or lien subordinated to the Obligations or to any Guaranty (excluding (i) any intercompany Indebtedness between or among Issuer and any of the Subsidiaries, (ii) Indebtedness permitted by clauses (10), (12), (13), (15), (16), (17), (18), (19), (20), and (21) of the definition of “Permitted Debt”, and (iii) revolving Indebtedness under any unsecured working capital lines of credit or overdraft facilities incurred in the ordinary course of business).

“Knowledge” means to the “best of” Issuer’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Issuer.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property, and for the avoidance of doubt includes any other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect (including any “security interest” as defined in sections 12(1) and (2) of the PPSA, but excluding anything which is a “security interest” by operation of section 12(3) of the PPSA which does not in substance secure payment or performance of an obligation).

“Make-Whole Fundamental Change” means a Change in Control.

“Make-Whole Fundamental Change Conversion Period” means the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date.

“Make-Whole Fundamental Change Effective Date” means the date on which a Make-Whole Fundamental Change occurs or becomes effective.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Adverse Change” is (a) a material adverse change in the business, operations or condition (financial or otherwise) of Issuer and its Subsidiaries, when taken as a whole; or (b) a material impairment of (i) the prospect of repayment of any portion of the Obligations, (ii) the legality, validity or enforceability of any Note Document, (iii) the rights and remedies of Collateral Agent or Purchasers under any Note Document except as the result of the action or inaction of the Collateral Agent or Purchasers or (iv) the validity, perfection or priority of any Lien in favor of

Collateral Agent for the benefit of the Secured Parties on any of the Collateral except as the result of the action or inaction of the Collateral Agent or Purchasers.

“Material Agreement” is any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act or the Exchange Act, as may be amended; provided, however, that “Material Agreements” shall exclude all real estate leases and all employee or director compensation agreements, arrangements or plans, or any amendments thereto.

“Maturity Date” means August 15, 2028.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Issuer or any of the Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured on a senior basis by a Permitted Lien (other than with respect to an all-assets Lien securing such Indebtedness) on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by Issuer or any of the Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released) and (4) in the case of any Asset Sale by a Subsidiary that is not a Guarantor, payments to holders of Capital Stock in such Subsidiary in such capacity (other than such Capital Stock held by Issuer or any Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Capital Stock in such Subsidiary held by Issuer or any Subsidiary.

“Note Documents” are, collectively, this Agreement, the Notes, the Investor and Registration Rights Agreement, the Fee Letter, each Control Agreement, the Pledge Agreement, the Australian Security Documents, the Perfection Certificates, each Compliance Certificate, any guarantees, any subordination agreements or priority agreements, any note, or notes or guaranties executed by Issuer, a Guarantor or any other Person, any agreements creating or perfecting rights in the Collateral (including all insurance certificates and endorsements, landlord consents and bailee consents) and any other present or future agreement entered into by Issuer, any Guarantor or any other Person for the benefit of the Purchasers and Collateral Agent, as applicable, in connection with this Agreement; all as amended, restated, or otherwise modified.

“Obligations” are all of Issuer’s and each Guarantor’s obligations to pay when due any debts, principal, interest, Redemption Price, Purchasers’ Expenses, Collateral Agent Fees, Collateral Agent Expenses, indemnification expenses, and any other amounts Issuer or any Guarantor owes the Collateral Agent or the Purchasers now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Note Documents, or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Issuer or any Guarantor assigned to the Purchasers and/or Collateral Agent in connection with this Agreement and the other Note Documents, and the performance of Issuer’s and each Guarantor’s duties under the Note Documents.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Open of Business” means 9:00 a.m., New York City time.

“Operating Company” means 5E Boron Americas, LLC.

“Operating Company Pledge Agreement” means the pledge agreement dated on or about the Restatement Date, between American Pacific Borates Pty Ltd (ABN 68 615 606 114), and the Collateral Agent, on behalf of the Secured Parties, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Operating Documents” are, for any Person, such Person’s formation documents (being, in the case of an Australian Obligor, its certificate of registration and certificate(s) of change of name, or similar documents), as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, Restatement Date, Amendment No. 3 Effective Date or Amendment No. 4 Effective Date (as the context may require), and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto, and (d) if such Person is an Australian Obligor, its constitution.

“Original Note Purchase Agreement” means that certain Note Purchase Agreement dated as of August 11, 2022 among the Company, the Guarantors named therein, the Purchasers named therein and Alter Domus (US) LLC, as Collateral Agent.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, continuations-in-part, renewals, reissues, re-examination certificates, utility models, extensions and continuations-in-part of the same.

“Permitted Business” means any business conducted by Issuer or any of the Subsidiaries on the Effective Date or disclosed in filings with the SEC on or prior to the Effective Date and any business that, in the good faith judgment of the Board of Directors, is similar or reasonably related, ancillary, supplemental or complementary thereto or a reasonable extension, development or expansion thereof.

“Permitted Debt” means:

(1) the incurrence by Issuer of unsecured Indebtedness in an aggregate principal amount at any one time outstanding under this clause (1), including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) below to refinance any Indebtedness incurred pursuant to this clause, not to exceed an amount equal to Fifty Million Dollars ($50,000,000), less the principal amount of Permitted Debt under clauses (2) and (7) hereof, at any one time outstanding; provided that such Indebtedness (x) shall not have a Stated Maturity prior to the date that is 91 days after the Maturity Date, (y) the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the remaining Weighted Average Life to Maturity of the Notes, and (z) the other terms of such Indebtedness will not be materially more restrictive to the Issuer and its Subsidiaries (as reasonably determined by the Issuer acting in good faith) when taken as a whole, than the terms of this Agreement;

(2) the incurrence by Issuer or any of the Subsidiaries under the Notes and the Guaranties in respect thereof;

(3) the incurrence by Issuer or any of the Subsidiaries of Existing Indebtedness;

(4) the incurrence by Issuer or any of the Subsidiaries of Indebtedness represented by either (A) Capital Lease Obligations, or (B) mortgage financings or purchase money obligations, in either case of sub-clause (A) or (B), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of Issuer or any of the Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Capital Stock of any Person owning such assets), in an aggregate principal amount, including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) below to refinance any Indebtedness incurred pursuant to this clause (4), not to exceed at any one time outstanding, in the case of each of sub-clause (A) and (B), $2.0 million;

(5) the incurrence by the Operating Company or any of its Subsidiaries of secured Indebtedness in connection with project level activities not to exceed Four Hundred Twenty-Five Million Dollars $(425,000,000) in the aggregate at any one time outstanding (provided that such Indebtedness shall be for project level activities (i) customary for a business of the type the Operating Company engages in as of the Effective Date or (ii) disclosed in filings with the SEC on or prior to the Effective Date);

(6) Indebtedness constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of Section 7.4, “refinance”), then outstanding Indebtedness (“Permitted Refinancing Indebtedness”), other than Permitted Debt under clause (2) hereof, in an amount not to exceed the principal amount or liquidation value of the Indebtedness so refinanced, plus premiums, fees and expenses; provided, that:

(i) in case the Obligations are refinanced in part or the Indebtedness to be refinanced is pari passu with the Obligations, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with or subordinated (x) in right of payment to the remaining Obligations or (y) is secured by Liens otherwise permitted under Section 7.5;

(ii) in case the Indebtedness to be refinanced is Junior Indebtedness, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Obligations at least to the extent that the Junior Indebtedness to be refinanced is subordinated to the Obligations;

(iii) in case the Indebtedness to be refinanced is Junior Indebtedness secured by Liens, such new Indebtedness’ Lien shall have the same or lower priority as the Junior Indebtedness to be refinanced and shall not be secured by a Lien on any collateral other than the collateral securing the Indebtedness being refinanced and shall be subject to an intercreditor agreement reasonably satisfactory to the Issuer, the Collateral Agent and the Required Purchasers;

(iv) in the case of Junior Indebtedness that is unsecured, such new Indebtedness shall also be unsecured;

(v) the new Indebtedness does not have a Stated Maturity prior to the Stated Maturity of the Indebtedness to be refinanced, and the Weighted Average Life to Maturity of the new Indebtedness is at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced;

(vi) if the Indebtedness being refinanced is unsecured Indebtedness, such Permitted Refinancing Indebtedness is unsecured Indebtedness;

(vii) in no event may Indebtedness of Issuer or any Guarantor be refinanced pursuant to this clause by means of any Indebtedness of any Subsidiary that is not a Guarantor; and

(viii) such new Indebtedness is incurred by the Person who is the obligor of the replaced Indebtedness and no additional obligors become liable for such new Indebtedness except to the extent such Person guaranteed the replaced Indebtedness;

(7) the incurrence by Issuer or any of the Subsidiaries of additional Indebtedness or Disqualified Stock, including, without duplication, all Permitted Refinancing Indebtedness incurred under clause (6) above to refinance any Indebtedness; provided that the aggregate principal amount (or accrued value, as applicable) of the Indebtedness incurred pursuant to clauses (1), (2) and (7) shall not exceed Fifty Million Dollars ($50,000,000) at any one time outstanding; provided that under no circumstances shall Indebtedness incurred under this clause (7) be subject to Liens on Collateral securing the Obligations; provided further that such Indebtedness (x) shall not have a Stated Maturity prior to the date that is 91 days after the Maturity Date, (y) the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the remaining Weighted Average Life to Maturity of the Notes, and (z) the other terms of such Indebtedness will not be materially more restrictive to the Issuer (as reasonably determined by the Issuer acting in good faith) when taken as a whole, than the terms of this Agreement;

(8) the incurrence by Issuer or any of the Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among Issuer or any of the Subsidiaries, in each case, to the extent constituting a Permitted Investment; provided, however, that if Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not Issuer or a Guarantor, then such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of Issuer and its Subsidiaries) must be expressly subordinated to the prior payment or conversion in full of all Obligations; provided, further, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than Issuer or a Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Issuer or a Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Issuer or such Subsidiary, as the case may be, that was not permitted by this clause (8);

(9) the issuance by any of the Subsidiaries to Issuer or to any of the Subsidiaries of shares of any Disqualified Stock, preferred stock or preferred interest in each case, to the extent constituting a Permitted Investment; provided, however, that if any of the Subsidiaries is the issuer of such Disqualified Stock, preferred stock or preferred interest and such Disqualified Stock, preferred stock or preferred interest is not held by Issuer or a Guarantor, then such Disqualified Stock, preferred stock or preferred interest must be expressly subordinated to the prior payment or conversion in full of all Obligations then due with respect to the Notes, in the case of Issuer, or the Guaranty, in the case of a Guarantor; provided, further, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Disqualified Stock, preferred stock or preferred interests, as applicable, being held by a Person other than Issuer or a Subsidiary and (ii) any sale or other transfer of any such Disqualified Stock, preferred stock or preferred interests, as applicable, to a Person that is not Issuer or a Subsidiary will be deemed, in each case, to constitute an issuance of such Disqualified Stock, preferred stock or preferred interests, as applicable, by such Subsidiary that was not permitted by this clause (9);

(10) Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(11) the guarantee by Issuer or any of the Guarantors of Indebtedness of Issuer or a Guarantor, and the guarantee by any Subsidiary that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of Section 7.4; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Obligations, then the guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed;

(12) the incurrence by Issuer or any of the Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers’ acceptances and similar obligations in the ordinary course of business;

(13) the incurrence by Issuer or any of the Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days;

(14) the incurrence by Issuer or any of the Subsidiaries of Indebtedness arising from customary agreements of Issuer or any such Subsidiary providing for indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of Issuer or any of the Subsidiaries, other than, in the case of any such disposition by Issuer or any of the Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(15) the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(16) the incurrence of Indebtedness in the ordinary course of business under any agreement between Issuer or any of the Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements;

(17) the incurrence of Indebtedness in respect of (A) letters of credit, bank guarantees, surety, indemnity, stay, customs, appeal, replevin or performance bonds and similar instruments issued for the account of Issuer or the account of any of the Subsidiaries, in each case, to the extent incurred in the ordinary course of business and in an aggregate amount not to exceed Two Million Dollars ($2,000,000), and (B) completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature, in each case, to the extent incurred in the ordinary course of business and in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000);

(18) the incurrence of Indebtedness consisting of (a) the financing of insurance premiums in the ordinary course of business or (b) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(19) to the extent constituting Indebtedness, Indebtedness representing any taxes, assessments or governmental charges to the extent such taxes are being contested in good faith and adequate reserves have been provided therefor in conformity with GAAP;

(20) customer deposits and advance payments received in the ordinary course of business from customers or vendors for goods or services purchased in the ordinary course of business;

(21) Indebtedness in the form of (a) guarantees of loans and advances to officers, directors and employees permitted under clause (8) of the definition of “Permitted Investments,” and (b) reimbursements owed to officers, directors and employees of Issuer or any of its Subsidiaries; and

(22) Indebtedness consisting of guarantees of indebtedness or other obligations of joint ventures permitted under clause (21) of the definition of “Permitted Investments,” in an amount incurred under this clause (22), not to exceed at any one time outstanding, One Million Dollars ($1,000,000).

“Permitted Investments” means:

(1) (i) any Investment in Issuer, any Guarantor or the Operating Company, (ii) any Investment by any Subsidiary that is not a Guarantor in Issuer or any Subsidiary (in each case, other than any Investment in any Capital Stock of Issuer) and (iii) any Investment by Issuer or any Subsidiary in any Excluded Subsidiary in an aggregate amount not to exceed One Million Dollars ($1,000,000) in the aggregate since the Effective Date;

(2) any Investment in Cash Equivalents;

(3) any Investment by Issuer or any Subsidiary in a Person, if, as a result of, or in connection with, such Investment:

(i) such Person becomes or will become a Guarantor; or

(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Issuer or any Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from a Transfer that was made pursuant to and in compliance with Section 7.1 or from a sale or other disposition of assets not constituting a Transfer;

(5) any Investments to the extent made in exchange for, or with the proceeds of, the issuance of Capital Stock (other than Disqualified Stock) of Issuer;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Issuer or any of the Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) loans and advances, and guarantees of such loans and advances, to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund any such Person’s purchase of Capital Stock of Issuer or any direct or indirect parent entity of Issuer and (b) required by applicable employment laws;

(9) any Investment of Issuer or any of the Subsidiaries existing on the Effective Date in an amount greater than Five Hundred Thousand Dollars ($500,000) as set forth on Schedule 7.7 hereto, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Effective Date; provided that the amount of any such Investment may be increased as otherwise permitted under this Agreement;

(10) guarantees of Indebtedness and lease and other ordinary course obligations otherwise permitted by the terms of this Agreement;

(11) receivables owing to Issuer or any of the Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other deposits, if created, acquired or entered into in the ordinary course of business;

(12) payroll, business-related travel and similar advances that are made in the ordinary course of business;

(13) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons in the ordinary course of business and entered with bona fide counterparties operating in the same industry as Issuer;

(14) advances, loans, rebates and extensions of credit (including the creation of receivables and endorsements for collection and deposit) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(15) Investments resulting from the acquisition of a Person otherwise permitted by this Agreement, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(16) stock, obligations or securities received in satisfaction of judgments and any renewal or replacement thereof;

(17) [reserved];

(18) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (18), do not, at any time outstanding, exceed One Million Dollars ($1,000,000), net of any cash return of capital with respect to such Investments received by Issuer or any Subsidiary;

(19) (i) lease, utility and other similar deposits, (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits, and (iii) guaranties of business obligations owed to landlords, suppliers, customers, franchisees and licensees of Issuer and its Subsidiaries, in each case, in the ordinary course of business;

(20) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement; and

(21) Investments in joint ventures, corporate collaborations or strategic alliances in the ordinary course of business of Issuer or any of the Subsidiaries otherwise permitted by this Agreement; provided that any such cash Investments do not exceed One Million Dollars ($1,000,000).

“Permitted Liens” means:

(1) Liens on the Collateral securing any Indebtedness (and other related obligations) incurred pursuant to clauses (1), (2) and (5) of the definition of “Permitted Debt”, including any Permitted Refinancing Indebtedness thereof;

(2) Liens on property of a Person existing at the time such Person becomes a Subsidiary or is merged with or into or consolidated with Issuer or any Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such Person becoming a Subsidiary or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Subsidiary or is merged into or consolidated with Issuer or any Subsidiary (plus improvements and accessions to such property or proceeds or distributions thereof);

(3) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Issuer or any Subsidiary (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(4) Liens to secure Capital Lease Obligations or purchase money obligations, as permitted to be incurred pursuant to clause (4) of the definition of “Permitted Debt,” and encumbering only the assets acquired with or financed by such Indebtedness (and other related Obligations) (plus improvements and accessions to such property or proceeds or distributions thereof);

(5) Liens in the form of licenses or sublicenses of Intellectual Property;

(6) (a) Liens in favor of Issuer or the Guarantors; (b) Liens on the property of any Subsidiary that is not a Guarantor in favor of any other Subsidiary and (c) Liens on the property of any Subsidiary of Issuer that is not a Subsidiary in favor of Issuer or any of the Subsidiaries;

(7) Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974, as amended) in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), insurance, surety, bid, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness); provided that such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or any order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, which proceedings (or order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, or pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under, any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value or marketability of said properties or materially impair their use in the operation of the business of the owner or operator of such properties or business;

(10) (i) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self-insurance and (ii) deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of Issuer or any of the Subsidiaries in the ordinary course of business and supporting obligations of the type set forth in sub-clause (i); provided that such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or any order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(11) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with GAAP;

(12) Liens incurred by the Operating Company or any of its Subsidiaries securing Indebtedness under clause (5) of the definition of “Permitted Debt”;

(13) Liens in favor of any collecting or payor bank having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Issuer or any Subsidiary on deposit with or in possession of such bank;

(14) any obligations or duties affecting any of the property of Issuer or any of the Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not materially impair the use of such property for the purposes for which it is held;

(15) Liens on any amounts held by a trustee in the funds and accounts under an indenture securing any bonds issued for the benefit of Issuer or any of the Guarantors;

(16) Liens on deposit accounts incurred to secure Treasury Management Arrangements pursuant to such Treasury Management Arrangements incurred in the ordinary course of business;

(17) any netting or set-off arrangements entered into by Issuer or any of the Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of Issuer or any of the Subsidiaries;

(18) Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business); and which do not in the aggregate materially detract from the value of the property of Issuer and the Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of Issuer and the Subsidiaries, taken as a whole;

(19) Liens on proceeds of insurance securing Indebtedness permitted pursuant to clause (17) and/or (18) of the definition of “Permitted Debt”;

(20) to the extent constituting a Lien, escrow arrangements securing indemnification obligations in connection with an acquisition of a Person or a disposition that is otherwise permitted under this Agreement;

(21) security deposits under real property leases that are made in the ordinary course of business; and

(22) Liens arising from UCC financing statement or PPSA financing statement filings regarding operating leases, bailments or consignments entered into by Issuer and the Subsidiaries and other precautionary UCC financing statements or similar filings.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge Agreement” means that certain Pledge Agreement governed by Australian law and dated as of the Closing Date, between Issuer and Collateral Agent, on behalf of the Secured Parties, as amended, amended and restated, supplemented or otherwise modified from time to time.

“PPSA” means the Australian Personal Property Securities Act 2009 (Cth) and any regulations in force at any time under that Act, including the Australian Personal Property Securities Regulations 2010 (Cth).

“Pro Rata Share” is, as of any date of determination, with respect to each Purchaser, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Notes held by such Purchaser by the aggregate outstanding principal amount of all Notes.

“Prohibited Transaction” means a ‘prohibited transaction,’ as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Price” means the Initial Notes Purchase Price, the Amendment No. 2 Notes Purchase Price, the Amendment No. 3 Notes Purchase Price, and the Amendment No. 4 Notes Purchase Price (as the context may require).

“Purchaser” is any one of the Purchasers.

“Purchasers” are the Persons identified on Schedule 2.2 hereto and each successor and assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Purchasers’ Expenses” are (a) all reasonable audit fees and expenses, costs, and expenses (including reasonable and documented attorneys’ fees and expenses (whether generated in house or by outside counsel), as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating and administering the Note Documents, and (b) all fees and expenses (including attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for defending and enforcing the Note Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Purchasers in connection with the Note Documents.

“R&D Expenditure” means any expenditure incurred by Issuer or any Subsidiary in research and development or clinical development efforts, or any license or distribution agreements, in connection with the Products or other potential product candidates that may be introduced by Issuer for carrying on the business of Issuer and its Subsidiaries that Issuer determines in good faith will enhance the income generating ability of Issuer and the Subsidiaries, taken as a whole.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Regulatory Action” means an administrative, regulatory, or judicial enforcement action, proceeding, investigation or inspection, warning letter, untitled letter, other notice of violation letter, recall, seizure, injunction or consent decree, issued by a Governmental Authority.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Proceeds received by Issuer or any Subsidiary in connection therewith that are not applied to prepay the Notes pursuant to Section 2.2(c) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale in respect of which Issuer has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and that Issuer (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Proceeds of an Asset Sale to reinvest in Additional Assets or R&D Expenditures.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to reinvest in Additional Assets or R&D Expenditures.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 360 days after such Reinvestment Event and (b) the date on which Issuer shall have determined not to, or shall have otherwise ceased to, reinvest in Additional Assets or R&D Expenditures with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Reportable Event” means a reportable event described in Section 4043(c) of ERISA, unless the notice requirement has been duly waived.

“Required Purchasers” means Purchasers holding more than 50% in aggregate principal amount of the Notes.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, Treasurer or Chief Financial Officer of Issuer acting alone.

“Restatement Date” means January 18, 2024.

“Restricted Payment” means Issuer or any Subsidiary acting to:

(1) declare or pay any dividend or make any other payment or distribution on or in respect of Issuer’s or any Subsidiary’s Capital Stock (including any such payment in connection with any merger or consolidation involving such Person), except (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of Issuer or such Subsidiary, and (y) dividends or distributions payable solely to Issuer or any of the Subsidiaries (and, if such Subsidiary is not a wholly-owned subsidiary, to its other Capital Stock holders on a pro rata basis with respect to the class of Capital Stock on which such dividend or distribution is made, or on a basis that results in the receipt by Issuer or any of the Subsidiaries of dividends or distributions of at least its pro rata share of such dividend or distribution);

(2) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of Issuer;

(3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Issuer or any Subsidiary that is Junior Indebtedness, except, (x) payments of principal at the Stated Maturity thereof, and (y) in the case of any Existing Indebtedness with a Stated Maturity prior to the Maturity Date, the purchase, repurchase, redemption, defeasance or other acquisition of any such Existing Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition; or

(4) make any Investment other than a Permitted Investment.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement entered into as of December 5, 2023 among Bluescape, Ascend, Issuer and each other Company Party (as defined in the Restructuring Support Agreement) and Consenting Party (as defined in the Restructuring Support Agreement).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” means the Collateral Agent and the Purchasers.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source or object code; (b) databases and compilations in any form, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, development tools, library functions, compilers, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and (d) all related documentation, user manuals, training materials, developer notes, comments and annotations related to any of the foregoing.

“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets exceeds the fair value of such Person’s liabilities, (b) the fair salable value of such Person’s consolidated property exceeds the fair value of such Person’s liabilities, (c) such Person is not left with unreasonably small capital giving effect to the transactions contemplated by this Agreement and the other Note Documents, and (d) such Person is able to pay its debts (including trade debts) as they become due (whether at maturity or otherwise) (without taking into account any forbearance and extensions related thereto), provided that, in relation to any Person that is an Australian Obligor, such Person will not be “Solvent” to the extent that it is: (i) taken (under section 459F(1) of the Australian Corporations Act) to have failed to comply with a statutory demand; or (ii) the subject of an event described in section 459C(2)(b) or section 585 of the Australian Corporations Act.

“Specified Contribution” means (a) an equity contribution made by holders of Capital Stock in the Issuer or (b) the issuance of Junior Indebtedness, in either case, the proceeds of which are used in accordance with the provisions set forth in Section 8.13.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal, as applicable, was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided, however, that, with respect to clause (3) of definition of Restricted Payments, the Stated Maturity of any Existing Indebtedness shall be the Stated Maturity as of the Effective Date or a later date to the extent the documents governing such Indebtedness shall have been amended or modified to provide for such later date.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (a) or (c) of the definition of “Change in Control,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. For purposes of Section 8 only, “Subsidiaries” shall exclude any single Subsidiary or group of Subsidiaries where such Subsidiary’s revenue or such group of Subsidiaries’ revenue (in each case in accordance with GAAP) or assets is less than five percent (5.0%) of the aggregate (A) revenue and (B) assets (including both tangible and intangible, and measured as the lower of fair market value or book value), of Issuer and all its Subsidiaries, in each case measured on a consolidated basis for Issuer and all its Subsidiaries. Where such term is used without a referent Person, such term shall be deemed to mean a Subsidiary of Issuer, unless the context otherwise requires.

“Taxes” means all present or future taxes, VAT, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development,

technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.

“Trademarks” means any trademarks, service mark rights, trade names and other identifiers indicating the business or source of goods or services, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Issuer and each Guarantor connected with and symbolized by such trademarks.

“Trading Day” means a day on which (a) there is no Market Disruption Event, and (b) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if the Common Stock (or such other security) is not then listed or quoted on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Transactions” means the issuance of the Notes pursuant to this Agreement.

“Transfer” means (i) the sale, lease, conveyance or other disposition of any assets or rights (whether in a single transaction or a series of related transactions) outside of the ordinary course of business of Issuer or any Subsidiary, and (ii) the issuance of Capital Stock by any of Issuer’s Subsidiaries or the sale of Capital Stock in any of Issuer’s Subsidiaries (other than directors’ qualifying Capital Stock or Capital Stock required by applicable law to be held by a Person other than Issuer or one of its Subsidiaries).

“Treasury Management Arrangements” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, check endorsement guarantees, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling or sweep arrangements, payment processing, credit and debit card acceptance or merchant services and other treasury or cash management services.

“Unqualified Opinion” means an opinion on financial statements from an independent certified public accounting firm acceptable to the Required Purchasers in their reasonable discretion which opinion shall not include any qualifications or any going concern limitations other than customary qualifications related to negative profits and debt maturities within one year of applicable maturity date.

“Unrestricted Cash” means (a) unrestricted cash and Cash Equivalents of the Issuer and its Subsidiaries and (b) cash and Cash Equivalents of the Issuer and its Subsidiaries that are restricted only in favor of the Collateral Agent or subject to a Control Agreement in favor of the Collateral Agent; in each case whether cash or Cash Equivalents are “unrestricted” or “restricted” is to be determined in accordance with GAAP.

“VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere, including, for the avoidance of doubt, the goods and services tax under the Australian A New Tax System (Goods and Services Tax) Act 1999.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then-outstanding principal amount of such Indebtedness.

2. NOTES AND TERMS OF PAYMENT

2.1 [Reserved]

2.2 Issuance of Notes.

(a) Purchase and Sale of Notes.

(i) On August 26, 2022 (the “Closing Date”), the Issuer issued and sold to Bluescape, and Bluescape purchased and acquired from the Issuer, for a purchase price of Sixty Million Dollars ($60,000,000.00) (the “Initial Notes Purchase Price”) Secured Promissory Notes (each a “Note” and, collectively, the “Initial Notes”) in an aggregate principal amount of Sixty Million Dollars ($60,000,000.00).

(ii) As of the date of this Agreement, Bluescape is the holder of $63,561,300.00 in aggregate principal amount of Notes (the “BEP Notes”). Subject to the terms and conditions of this Agreement and the Restructuring Support Agreement, Bluescape sold and transferred to each of Ascend and Meridian, and each of Ascend and Meridian purchased from Bluescape BEP Notes in an aggregate principal amount of $15,890,325.00, plus any accrued and unpaid interest through and including, the Restatement Date, for a total of $31,780,650.00 aggregate principal amount of Notes so transferred. On the Restatement Date, Issuer issued to each Purchaser as of the Restatement Date, Notes in the form attached as Exhibit E hereto in the respective amounts for each such Purchaser set forth on Schedule 2.2 hereto. Schedule 2.2 hereto sets forth, with respect to each Purchaser, the aggregate principal amount of Notes held by each Purchaser on the Restatement Date.

(iii) On the Amendment No. 2 Effective Date, the Issuer issued and sold to (i) Bluescape, and Bluescape purchased and acquired from the Issuer, for a purchase price of Three Million Dollars ($3,000,000) (the “Amendment No. 2 BEP Notes Purchase Price”), new secured promissory notes in the aggregate principal amount of Three Million Dollars ($3,000,000) (the “Amendment No. 2 BEP Notes”) and (ii) Ascend, and Ascend purchased and acquired from the Issuer, for a purchase price of Three Million Dollars ($3,000,000) (the “Amendment No. 2 Ascend Notes Purchase Price” and, together with the Amendment No. 2 BEP Notes Purchase Price, the “Amendment No. 2 Notes Purchase Price”), new secured promissory notes in the aggregate principal amount of Three Million Dollars ($3,000,000) (the “Amendment No. 2 Ascend Notes”, together with the Amendment No. 2 New BEP Notes, the “Amendment No. 2 Notes”). On the Amendment No. 2 Effective Date, Issuer issued to each of Bluescape and Ascend, Notes in the form attached as Exhibit E hereto in the respective amounts for each Purchaser set forth on Annex B of Amendment No. 2. Schedule 2.2 hereto sets forth, with respect to each Purchaser, the aggregate principal amount of Notes held by each Purchaser on the Amendment No. 2 Effective Date following the issuance and sale of the Amendment No. 2 Notes, and the subsequent transfer of Amendment No. 2 Notes between Ascend and Meridian.

(iv) On the Amendment No. 3 Effective Date, the Issuer issued and sold to (i) Bluescape, and Bluescape purchased and acquired from the Issuer, for a purchase price of Three Million Dollars ($3,000,000) (the “Amendment No. 3 BEP Notes Purchase Price”), new secured promissory notes in the aggregate principal amount of Three Million Dollars ($3,000,000) (the “Amendment No. 3 BEP Notes”), (ii) Ascend, and Ascend purchased and acquired from the Issuer, for a purchase price of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Amendment No. 3 Ascend Notes Purchase Price”), new secured promissory notes in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Amendment No. 3 Ascend Notes”), and (iii) Meridian, and Meridian purchased and acquired from the Issuer, for a purchase price of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Amendment No. 3 Meridian Notes Purchase Price” and, collectively with the Amendment No. 3 BEP Notes Purchase Price and the Amendment No. 3 Ascend Notes Purchase Price, the “Amendment No. 3 Notes Purchase Price”), new secured promissory notes in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Amendment No. 3 Meridian Notes”, collectively with the Amendment No. 3 BEP Notes and the Amendment No. 3 Ascend Notes, the “Amendment No. 3 Notes” and, collectively with the Initial Notes and the Amendment No. 2 Notes, the “Notes”). On the Amendment No. 3 Effective Date, Issuer issued to each of Bluescape, Ascend and Meridian, Notes in the form attached as Exhibit E hereto in the respective amounts for each Purchaser set forth on Annex B of Amendment No. 3. Schedule 2.2 hereto sets forth, with respect to each Purchaser, the aggregate principal amount of Notes held by each Purchaser on the Amendment No. 3 Effective Date following the issuance and sale of the Amendment No. 3 Notes.

(v) On the Amendment No. 4 Effective Date, the Issuer issued and sold to (i) Bluescape, and Bluescape purchased and acquired from the Issuer, for a purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Amendment No. 4 BEP Notes Purchase Price”), new secured promissory notes in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Amendment No. 4 BEP Notes”), (ii)

Ascend, and Ascend purchased and acquired from the Issuer, for a purchase price of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “Amendment No. 4 Ascend Notes Purchase Price”), new secured promissory notes in the aggregate principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “Amendment No. 4 Ascend Notes”), and (iii) Meridian, and Meridian purchased and acquired from the Issuer, for a purchase price of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “Amendment No. 4 Meridian Notes Purchase Price” and, collectively with the Amendment No. 4 BEP Notes Purchase Price and the Amendment No. 4 Ascend Notes Purchase Price, the “Amendment No. 4 Notes Purchase Price”), new secured promissory notes in the aggregate principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “Amendment No. 4 Meridian Notes”, collectively with the Amendment No. 4 BEP Notes and the Amendment No. 4 Ascend Notes, the “Amendment No. 4 Notes” and, collectively with the Initial Notes, the Amendment No. 2 Notes and the Amendment No. 3 Notes, the “Notes”). On the Amendment No. 4 Effective Date, Issuer shall issue to each of Bluescape, Ascend and Meridian, Notes in the form attached as Exhibit E hereto in the respective amounts for each Purchaser set forth on Annex B of Amendment No. 4. Schedule 2.2 hereto sets forth, with respect to each Purchaser, the aggregate principal amount of Notes to be held by each Purchaser on the Amendment No. 4 Effective Date following the issuance and sale of the Amendment No. 4 Notes.

(b) Repayment. The Issuer shall make semi-annual payments of interest only on each Interest Payment Date, commencing (i) in the case of the Notes issued on the Restatement Date, on February 1, 2023, (ii) in the case of the Notes issued on the Amendment No. 2 Effective Date, on August 15, 2024, and (iii) in the case of the Notes issued on the Amendment No. 3 Effective Date and the Amendment No. 4 Effective Date, on February 15, 2025 and, in each case, continuing on each Interest Payment Date thereafter. All outstanding principal and accrued and unpaid interest with respect to the Notes is due and payable in full on the Maturity Date.

(c) Mandatory Prepayments.

(i) If the principal amount of the Notes is accelerated (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), Issuer shall immediately pay to Purchasers, payable to each Purchaser in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) the outstanding principal amount of the Notes, plus (ii) accrued and unpaid interest thereon through the prepayment date, plus (iii) all other Obligations that are due and payable, including Purchasers’ Expenses and interest at the Default Rate, if applicable, with respect to any past due amounts.

(ii) If on any date Issuer or any Subsidiary shall receive Net Proceeds from any Asset Sale, Issuer shall apply an amount equal to one hundred percent (100%) of such Net Proceeds, to prepay the Notes; provided that,

(1) Issuer may deliver a Reinvestment Notice with respect to the percentage of such Net Proceeds in the Issuer Retention column below, and shall apply an amount equal to the percentage of such Net Proceeds in the Note Repayment column below, to prepay the Notes:

Proceeds (millions)	Note Repayment (%)	Issuer Retention (%)
First $10.0	25.0%	75.0%

Next $10.0	35.0%	65.0%
Next $10.0	45.0%	45.0%
Any remaining proceeds thereafter	50.0%	50.0%

and

(2) notwithstanding the foregoing, on each Reinvestment Prepayment Date, Issuer shall apply an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event to prepay the Notes (together with any applicable premium).

All Net Proceeds from Asset Sales shall be deposited in a Collateral Account pending repayment or reinvestment in accordance with the terms of this Section 2.2(c).

Amounts to be applied in connection with prepayments made pursuant to this Section 2.2(c)(ii) shall be payable to each Purchaser in accordance with its respective Pro Rata Share; provided that any Purchaser may decline any such prepayment (collectively, the “Declined Amount”), in which case the Declined Amount shall be retained by Issuer. Each prepayment of the Notes under this Section 2.2(c)(ii) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Issuer shall deliver to each Purchaser notice of each prepayment of Notes in whole or in part pursuant to this Section 2.2(c)(ii) not less than five (5) Business Days prior to the date such prepayment shall be made (each, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the aggregate amount of such prepayment, and (iii) the option of each Purchaser to (x) decline its share of such prepayment or (y) accept Declined Amounts. Any Purchaser that wishes to exercise its option to decline such prepayment or to accept Declined Amounts shall notify Issuer not later than three (3) Business Days prior to the Mandatory Prepayment Date.

Issuer shall not, and shall not permit any of the Subsidiaries to, use any Net Proceeds received from any Asset Sale to repay any Junior Indebtedness.

2.3 Payment of Interest on the Notes.

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Notes shall accrue interest at a per annum rate equal to (i) from the Closing Date to the Restatement Date, (x) 4.5% for interest paid in cash or (y) 6.00% in the case of PIK Interest, and (ii) from the Restatement Date and thereafter, (x) 4.5% for interest paid in cash or (y) 10.00% in the case of PIK Interest, which interest, in the case of each of the foregoing clauses (i) and (ii), shall be payable semi-annually in arrears in accordance with Section 2.2(b). Such interest shall accrue commencing on, and including, (A) in the case of the Initial Notes, the Closing Date, (B) in the case of the Amendment No. 2 Notes, the Amendment No. 2 Effective Date, (C) in the case of the Amendment No. 3 Notes, the Amendment No. 3 Effective Date, and (D) in the case of the Amendment No. 4 Notes, the Amendment No. 4 Effective Date, and, in each case, shall accrue on the principal amount outstanding under the Notes through and including the day on which the Notes are paid in full (or any payment is made hereunder).

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, all Obligations shall accrue interest at a fixed per annum rate equal to the rate that is otherwise applicable thereto plus two percentage points (2.00%) (the “Default Rate”).

Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Purchasers.

(c) 360-Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

(d) Payments. Except as otherwise expressly provided herein, all payments by Issuer under the Note Documents shall be made to the respective Purchaser to which such payments are owed, at such Person’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable on each Interest Payment Date. Payments of principal and/or interest or any Redemption Price received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Issuer hereunder or under any other Note Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. Notwithstanding the foregoing, Issuer may elect to pay the interest on the principal amount outstanding under the Notes payable pursuant to this Section 2.3 as paid-in-kind interest, added to the aggregate principal amount of the Note on the date such interest would otherwise be due hereunder (the amount of any such paid-in-kind interest being “PIK Interest”). The Issuer shall be deemed to have elected to pay PIK Interest unless it shall notify each Purchaser in writing of an election to pay interest in cash at least two (2) Business Days before applicable Interest Payment Date.

2.4 Fees. Issuer shall pay to Collateral Agent and/or the Purchasers (as applicable) the following fees, which shall be deemed fully earned and non-refundable upon payment:

(a) Purchasers’ Expenses. All Purchasers’ Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Restatement Date, when due.

(b) Collateral Agent Fees. All fees payable to Collateral Agent as set forth in the Fee Letter at the times and in the amounts specified therein (such fees being referred to herein collectively as the “Collateral Agent Fees”). The Collateral Agent Fees are in addition to reimbursement of the Collateral Agent Expenses in accordance with Section 12.2(b) and Exhibit B. The Collateral Agent Fees shall be fully earned when due and shall not be refundable for any reason whatsoever.

2.5 Taxes; Increased Costs. Issuer, Collateral Agent and the Purchasers each hereby agree to the terms and conditions set forth on Exhibit C attached hereto.

2.6 Notes. The Notes shall be substantially in the form attached as Exhibit E hereto, and the terms of this Agreement shall be incorporated by reference into the Notes as if set forth therein; provided that in the event of any conflict between the terms of this Agreement and the Notes, the terms of this Agreement shall control. Issuer irrevocably authorizes each Purchaser to make or cause to be made, on or about the Closing Date, the Restatement Date, the Amendment No. 2 Effective Date, the Amendment No. 3 Effective Date or the Amendment No. 4 Effective Date (as the context may require) or at the time of receipt of any payment of principal on such Purchaser’s Note, an appropriate notation on such Purchaser’s Note (the “Purchaser’s Note Record”) reflecting the purchase of such Notes or (as the case may be) the receipt of such payment. The outstanding amount of the Notes set forth on such Purchaser’s Note Record shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to such Purchaser, but the failure to record, or any error in so recording, any such amount on such Purchaser’s Note Record shall not limit or otherwise affect the obligations of Issuer under any Note or any other Note Document to make payments of principal of or interest on, or any Redemption Price in respect of, any Note when due. Upon receipt of an affidavit of an officer of a Purchaser as to the loss, theft, destruction, or mutilation of its Note, Issuer shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and of like tenor.

2.7 Reserved.

2.8 Conversion. Subject to the provisions of this Section 2.8, each Purchaser may, at its option, convert such Purchasers’ Notes into Conversion Consideration. Notes may be converted in part, but only in Authorized Denominations, and provisions of this Section 2.8 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(a) When Notes May Be Converted.

(i) Purchaser Conversion. A Purchaser may convert its Notes at any time until the Close of Business on the Scheduled Trading Day immediately before the Maturity Date.

(ii) Amendment No. 4 Notes. Notwithstanding anything to the contrary in this Agreement, no Conversion Shares shall be issuable with respect to the Amendment No. 4 Notes that would violate the applicable rules of The Nasdaq Global Select Market, including Nasdaq Listing Rule 5635, until the Company obtains the approval of its stockholders as required by the applicable rules of The Nasdaq Global Select Market, including Nasdaq Listing Rule 5635.

(b) Conversion Procedures.

(i) To convert all or a portion of a Note, a Purchaser must (1) complete, manually sign and deliver to the Issuer the conversion notice attached to such Note or a facsimile of such conversion notice; and (2) deliver such Note to the Issuer (at which time such conversion will become irrevocable).

(ii) At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration due upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to hold such Note (or such portion thereof) as of the Close of Business on such Conversion Date).

(iii) The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(iv) If a Note is converted, the Issuer will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because the applicable Purchaser requested such shares to be registered in a name other than such Purchaser’s name, then such Purchaser will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Issuer may refuse to deliver any such shares to be issued in a name other than that of such Purchaser.

(c) Settlement Upon Conversion. The type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note (including, for the avoidance of doubt, any PIK Interest paid with respect thereto) to be converted will be a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion.

(i) If the number of shares of Common Stock deliverable pursuant to Section 2.8(c) upon conversion of any Note is not a whole number, then such number will be rounded to the nearest whole number.

(ii) If a Purchaser converts more than one Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by or with respect to such Purchaser.

(iii) The Issuer will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Purchaser on or before the second Business Day immediately after the Conversion Date for such conversion.

(iv) At all times when any Notes are outstanding, the Issuer will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 2.9.

(v) Each Conversion Share delivered upon conversion of any Note will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Purchaser holding such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Issuer will cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

(vi) Upon conversion, a Purchaser shall not receive any separate cash payment for accrued and unpaid interest, if any. The Issuer’s delivery of the Conversion Consideration shall be deemed to satisfy in full its obligation to pay the principal amount of the

Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any (other than for the avoidance of doubt, PIK Interest), to, and including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(d) Adjustments to the Conversion Rate. The Conversion Rate for the applicable Notes will be adjusted from time to time as follows:

(i) Stock Dividends, Splits and Combinations. If the Issuer issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Issuer effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 2.11 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

Any adjustment made under this Section 2.8(d)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend, distribution, stock split or stock combination of the type described in this Section 2.8(d)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii) Rights, Options and Warrants. If the Issuer distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 2.8(d)(iii)(1) and Section 2.8(f) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading

Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

Any increase made under this Section 2.8(d)(ii) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 2.8(d)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Issuer receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii) Spin-Offs and Other Distributed Property.

(1) Distributions Other than Spin-Offs. If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Issuer, or rights, options or warrants to acquire Capital Stock of the Issuer or other securities, to all or substantially all holders of the Common Stock, excluding:

(a) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 2.8(d)(i) or 2.8(d)(ii);

(b) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 2.8(d)(iv);

(c) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 2.8(f);

(d) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 2.8(d)(iii)(2);

(e) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 2.8(d)(v) will apply; and

(f) a distribution solely pursuant to a Common Stock Change Event, as to which Section 2.11 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV = the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

Any increase made under the portion of this Section 2.8(d)(iii) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Purchaser will receive, for each $1,000 principal amount of Notes (including, for the avoidance of doubt, any PIK Interest paid with respect thereto) held by such Purchaser on the Ex-Dividend Date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Purchaser would have received if such Purchaser had owned, on such Ex-Dividend Date, a number of shares of Common Stock equal to the Conversion Rate in effect on such Ex-Dividend Date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2) Spin-Offs. If the Issuer distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Issuer to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 2.11 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 2.8(d)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the Close of Business on the last Trading Day of the Spin-Off Valuation Period; provided that if the Conversion Date for a Note occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 2.8(d)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D = the cash amount distributed per share of Common Stock in such dividend or distribution;

Any increase pursuant to this Section 2.8(d)(iv) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Purchaser will receive, for each $1,000 principal amount of Notes (including, for the avoidance of doubt, any PIK Interest paid with respect thereto) held by such Purchaser on the Ex-Dividend Date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Purchaser would have received if such Purchaser had owned, on such

Ex-Dividend Date, a number of shares of Common Stock equal to the Conversion Rate in effect on such Ex-Dividend Date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v) Tender Offers or Exchange Offers. If the Issuer or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC = the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 2.8(d)(v), except to the extent provided in the immediately following paragraph. The increase to the Conversion Rate under this Section 2.8(d)(v) shall occur at the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period; provided that if the

Conversion Date for a Note occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Issuer being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(vi) If, on or after the Amendment No. 2 Effective Date and on or prior to December 31, 2024, the Issuer or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect for the Amendment No. 2 Notes or the Amendment No. 3 Notes, as applicable, (before giving effect to the adjustment required by this Section 2.8(d)(vi)) as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Rate applicable to the Amendment No. 2 Notes or the Amendment No. 3 Notes, respectively, will be increased to an amount equal to (x) one thousand dollars ($1,000) divided by (y) the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

where:

CP = such Conversion Price;

OS = the sum of (1) number of shares of Common Stock and (2) the number of shares into which the Notes could be converted if fully converted, in each case outstanding immediately before such Degressive Issuance;

EP = the Effective Price per share of Common Stock in such Degressive Issuance; and

X = the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Degressive Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Degressive Issuance;

provided, however, that (1) the Conversion Rate will not be adjusted pursuant to this Section 2.8(d)(vi) solely as a result of an Exempt Issuance or as a result of any transaction in respect of which an adjustment is made pursuant to Section 2.8(d)(i), (ii), (iii), (iv) and/or (v); (2) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 2.8(d)(vi) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 2.8(d)(vi)); and (3) in no event will the Conversion Rate be decreased pursuant to this Section 2.8(d)(vi). For purposes of this Section 2.8(d)(vi), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Effective Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate. The Issuer will not effect any Degressive Issuance that would result in an adjustment to the Conversion Rate pursuant to this Section 2.8(d)(vi) that requires the approval of the Issuer’s stockholders pursuant to the listing standards of The Nasdaq Global Select Market, unless the Issuer has obtained such stockholder approval before such Degressive Issuance. For the avoidance of doubt, any adjustment pursuant to this Section 2.8(d)(vi) shall only be applicable to the Amendment No. 2 Notes, the Amendment No. 3 Notes and the Amendment No. 4 Notes.

(e) No Adjustments in Certain Cases. Notwithstanding anything to the contrary in this Section 2.8(d), the Issuer will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to this Section 2.8(d) (other than a stock split or combination of the type set forth in Section 2.8(d)(i), a tender or exchange offer of the type set forth in Section 2.8(d)(v) or a Degressive Issuance) if each Purchaser participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Purchaser of Notes, in such transaction or event without having to convert such Purchaser’s Notes and as if such Purchaser held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Purchaser on such date.

(f) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Issuer has in effect any stockholder rights plan, then the Purchaser holding such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Agreement upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 2.8(d)(iii)(1) on account of such separation as if, at the time of such separation, the Issuer had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(g) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Issuer will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 2.8(d) or Section 2.9 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock or in a manner which is inconsistent with the listing rules of the ASX.

(h) Equitable Adjustments to Prices. Whenever any provision of this Agreement requires the Issuer to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), the Issuer will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 2.8(d)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(i) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 2.8(d), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Issuer’s treasury (unless the Issuer pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(j) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(k) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 2.8(d), the Issuer will promptly send notice to the Purchasers containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

(l) Voluntary Adjustments. To the extent permitted by law and applicable stock exchange rules, the Issuer, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Issuer; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(m) Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 2.8(l), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 2.8(l), the Issuer will send notice to each Purchaser of such increase, the amount thereof and the period during which such increase will be in effect.

2.9 Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(a) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 2.9, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

(i) With respect to the Initial Notes and the Amendment No. 2 Notes:

Stock Price
Make-Whole Fundamental Change Effective Date	$1.025	$1.30	$1.5375	$1.75	$2.00	$2.50	$3.00	$4.00	$5.00	$10.00	$20.00	$50.00	$80.00	$110.00
Closing Date	325.2033	233.5846	184.6114	153.9200	127.6350	93.5440	72.8133	49.4725	36.9880	15.8780	7.6650	3.0574	1.9099	0.0000
August 15, 2024	325.2033	232.5385	180.4293	148.2286	121.0500	86.5200	66.0800	43.7900	32.2760	13.6270	6.6125	2.6394	1.6491	0.0000
August 15, 2025	325.2033	224.7769	169.6585	136.3029	108.7350	74.8160	55.5633	35.5750	25.7880	10.8300	5.3065	2.1202	1.3249	0.0000
August 15, 2026	325.2033	209.3615	150.7837	116.5200	89.2050	57.4480	40.7367	24.8425	17.7380	7.6250	3.7790	1.5110	0.9444	0.0000
August 15, 2027	325.2033	181.0385	117.2423	82.6114	57.3150	31.7720	20.6633	12.0075	8.7080	4.0520	2.0235	0.8094	0.5059	0.0000
August 15, 2028	325.2033	118.8231	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(ii) With respect to the Amendment No. 3 Notes:

Stock Price
Make-Whole Fundamental Change Effective Date	$0.750	$0.950	$1.130	$1.280	$1.460	$1.830	$2.200	$2.930	$3.660	$7.320	$14.630	$36.590	$58.540	$80.490
Closing Date	444.4445	319.6421	251.1859	210.4375	174.8425	127.7923	99.2909	67.5392	50.5301	21.6913	10.4785	4.1779	2.6100	0.0000
August 15, 2024	444.4445	318.2106	245.4956	202.6563	165.8219	118.1967	90.1091	59.7816	44.0929	18.6161	9.0396	3.6067	2.2536	0.0000
August 15, 2025	444.4445	307.5894	230.8407	186.3516	148.9521	102.2077	75.7681	48.5666	35.2295	14.7951	7.2543	2.8972	1.8106	0.0000
August 15, 2026	444.4445	286.4947	205.1592	159.3047	122.1986	78.4809	55.5500	33.9147	24.2322	10.4167	5.1661	2.0648	1.2906	0.0000
August 15, 2027	444.4445	247.7369	159.5222	112.9453	78.5137	43.4044	28.1772	16.3925	11.8962	5.5355	2.7662	1.1060	0.6914	0.0000
August 15, 2028	444.4445	162.6000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(iii) With respect to the Amendment No. 4 Notes:

Stock Price
Make-Whole Fundamental Change Effective Date	$0.234	$0.296	$0.353	$0.399	$0.456	$0.571	$0.686	$0.914	$1.142	$2.284	$4.565	$11.416	$18.264	$25.113
Closing Date	1,424.5016	1,025.8784	804.0795	675.0877	559.8027	409.5620	318.4256	216.5097	161.9441	69.5185	33.5817	13.3908	8.3656	0.0000
August 15, 2024	1,424.5016	1,021.2840	785.8641	650.1255	530.9210	378.8090	288.9796	191.6412	141.3135	59.6628	28.9703	11.5600	7.2233	0.0000
August 15, 2025	1,424.5016	987.1957	738.9518	597.8197	476.9080	327.5658	242.9881	155.6894	112.9072	47.4169	23.2487	9.2860	5.8034	0.0000
August 15, 2026	1,424.5016	919.4931	656.7419	511.0527	391.2499	251.5237	178.1487	108.7200	77.6619	33.3845	16.5564	6.6180	4.1366	0.0000
August 15, 2027	1,424.5016	795.1015	510.6518	362.3308	251.3816	139.1069	90.3642	52.5493	38.1262	17.7407	8.8652	3.5449	2.2161	0.0000
August 15, 2028	1,424.5016	521.8581	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(A) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365-day year; and

(B) if the Stock Price is greater than $110.00 (with respect to the Initial Notes and the Amendment No. 2 Notes), $80.490 (with respect to the Amendment No. 3 Notes), or $25.113 (with respect to the Amendment No. 4 Notes) (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 2.9(a)(iv)), or less than $1.025 (with respect to the Initial Notes and the Amendment No. 2 Notes), $0.750 (with respect to the Amendment No. 3 Notes), or $0.234 (with respect to the Amendment No. 4 Notes) (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Agreement or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 975.6098 shares of Common Stock per $1,000 principal amount of Notes (with respect to the Initial Notes and the Amendment No. 2 Notes), 1,511.1112 shares of Common Stock per $1,000 principal amount of Notes (with respect to the Amendment No. 3 Notes), or 4,849.4391 shares of Common Stock per $1,000 principal amount of Notes (with respect to the Amendment No. 4 Notes), which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 2.8(d).

(iv) Adjustment of Stock Prices and Number of Additional Shares. The (A) Stock Prices in the first row (i.e., the column headers) of the tables set forth in Section 2.9(a) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 2.8(d) and (B) numbers of Additional Shares in the tables set forth in Section 2.9(a) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 2.8(d); provided, however, that any adjustment pursuant to this Section 2.9(a) in connection with a Degressive Issuance as set forth in Section 2.8(d)(vi) shall only apply in respect of the Amendment No. 2 Notes and the Amendment No. 3 Notes.

(v) Principal Market Regulation. No Additional Shares shall be issued or issuable pursuant to this Section 2.9(a) that would violate the applicable rules of The Nasdaq Stock Market, including Nasdaq Listing Rule 5635, until the Company obtains the approval of its stockholders as required by the applicable rules of The Nasdaq Stock Market, including Nasdaq Listing Rule 5635, to issue the maximum aggregate amount of Additional Shares that may potentially be issuable pursuant to this Section 2.9(a).

(b) Notice of the Occurrence of a Make-Whole Fundamental Change. If a Make-Whole Fundamental Change occurs, then, promptly and in no event later than the Business Day immediately after the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Issuer will notify the Purchasers of the occurrence of such Make-Whole Fundamental Change and of such Make-Whole Fundamental Change Effective Date, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 2.9 in connection with such Make-Whole Fundamental Change.

(c) Overlapping Make-Whole Fundamental Change Conversion Periods. If a Conversion Date occurs during two or more Make-Whole Fundamental Change Conversion Periods, a Purchaser converting its Notes will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Make-Whole Fundamental Changes, and the later Make-Whole Fundamental Change(s) will be deemed to not have occurred for purposes of this Section 2.9.

2.10 Reserved.

2.11 Effect of Common Stock Change Event.

(a) Generally. If there occurs any:

(i) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii) consolidation, merger, combination or binding or statutory share exchange involving the Issuer;

(iii) sale, lease or other transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person; or

(iv) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Agreement or the Notes,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 2 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 2.8(a), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Ex-Dividend Date,” the term “Common Stock” will be deemed to refer to any class of securities forming part of such Reference Property; and

(2) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Issuer (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock.

The Issuer will notify the Purchasers of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Issuer and the resulting, surviving or transferee Person (if not the Issuer) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Purchasers such supplemental instruments, if any, as the Issuer reasonably determines are necessary or desirable to (x) provide for subsequent conversions of Notes in the manner set forth in this Section 2.11; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 2.8(d) in a manner consistent with this Section 2.11; and (z) contain such other provisions, if any, that the Issuer reasonably determines are appropriate to preserve the economic interests of the Purchasers and to give effect to the provisions of this Section 2.11(a). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Issuer reasonably determines are appropriate to preserve the economic interests of Purchasers.

(b) Notice of Common Stock Change Events. The Issuer will provide notice of each Common Stock Change Event to the Purchasers no later than the effective date of such Common Stock Change Event.

(c) Compliance Covenant. The Issuer will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 2.11.

3. CONDITIONS OF NOTES

3.1 Conditions Precedent to Restatement Date. The effectiveness of this Agreement on the Restatement Date is subject to the satisfaction of the following conditions precedent.

(a) a copy of this Agreement, duly executed by Issuer, each Purchaser, each Guarantor and Collateral Agent;

(b) delivery of the Notes in an aggregate principal amount of $63,561,300.00, duly executed by Issuer, to Bluescape, Ascend and Meridian;

(c) to the extent requested by the Purchasers or Collateral Agent, a properly completed and duly executed IRS Form W-9 (or other applicable tax form) from Issuer and all other documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations;

(d) the Operating Documents and good standing certificates of Issuer and each Guarantor certified by the Secretary of State (or equivalent agency) of Issuer’s and such Guarantor’s jurisdiction of organization or formation and each jurisdiction in which Issuer and each Guarantor is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Restatement Date;

(e) a certificate of Issuer executed by the Secretary of Issuer and each Guarantor executed by a director of the relevant Guarantor with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Issuer or such Guarantor (which Certificate of Incorporation of Issuer shall be certified by the Secretary of State of the State of Delaware); (ii) the resolutions adopted by the Board of Directors or the board of directors (or the functional equivalent thereof) of such Guarantor (except for any Australian Obligor, for which only an extract of such resolutions will be given) for the purpose of approving the transactions contemplated by the Note Documents; (iii) (in the case of each Guarantor) the up-to-date share register of such Guarantor; and (iv) (in the case of each Guarantor) the identification by name and title, and the specimen signatures of, the officers of such Guarantor authorized to sign the Note Documents to which such Guarantor is party;

(f) a duly executed legal opinion of counsel to Issuer dated as of the Restatement Date, in form and substance satisfactory to the Purchasers;

(g) a duly executed legal opinion of Australian counsel to Issuer and Guarantors dated as of the Restatement Date, in form and substance satisfactory to the Purchasers;

(h) the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the Restatement Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the purchase of Notes;

(i) no Event of Default or an event that with the passage of time could result in an Event of Default, shall exist;

(j) payment of the fees, Purchasers’ Expenses, legal fees and expenses of the Collateral Agent in connection with the negotiation of this Agreement and the other Note Documents and Collateral Agent Fees then due as specified in Section 2.4 hereof;

(k) a completed Perfection Certificate for Issuer and each Guarantor; and

(l) the Operating Company Pledge Agreement duly executed by American Pacific Borates Pty Ltd (ABN 68 615 606 114) and the Collateral Agent, on behalf of the Secured Parties.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Without prejudice to the Liens granted by each Australian Obligor under each Australian Security Document to which it is party, on the Closing Date, the Issuer and each Guarantor hereby granted to Collateral Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations and the Guaranteed Obligations, as applicable, a continuing first priority security interest in, and pledged to Collateral Agent, for the ratable benefit of the Secured Parties, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products and supporting obligations (as defined in the Code) in respect thereof. In respect of the Australian Obligors only, to the extent there is any inconsistency between this Section 4.1 and any provision of any Australian Security Document, the relevant provision of such Australian Security Document shall prevail.

If Issuer or any Guarantor shall acquire any commercial tort claim (as defined in the Code), upon the Closing Date, Issuer or such Guarantor shall grant to Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest therein and in the proceeds and products and supporting obligations (as defined in the Code) thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent and the Required Purchasers.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid or converted in full. Upon payment or conversion in full of the Obligations (other than inchoate indemnity obligations) and at such time as the Purchasers’ obligation to purchase the Notes has terminated, Collateral Agent shall (acting at the direction of the Required Purchasers), at the sole cost and expense of Issuer, release its Liens in the Collateral and all rights therein shall revert to Issuer and the Guarantors.

4.2 Authorization to File Financing Statements. On the Closing Date, each of Issuer and the Guarantors authorized Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral (held for the ratable benefit of the Secured Parties), without notice to Issuer or any Guarantor, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Note Documents. Notwithstanding anything herein to the contrary, Collateral Agent shall have no obligation to file any financing statements or take any other actions required to perfect Collateral Agent’s security interests in the Collateral unless expressly directed to do so in writing by the Required Purchasers.

5. REPRESENTATIONS AND WARRANTIES

Issuer and each Guarantor represents and warrants to Collateral Agent and the Purchasers as follows as of the Restatement Date:

5.1 Due Organization, Authorization: Power and Authority. Issuer and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and Issuer and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Issuer and each of the Guarantors has delivered to Collateral Agent and the Purchasers a completed perfection certificate and any updates or supplements thereto on, before or after the Closing Date (each a “Perfection Certificate” and collectively, the “Perfection Certificates”). For the avoidance of doubt, Collateral Agent and Purchasers agree that Issuer may from time to time update certain information in the Perfection Certificates after the Closing Date to the extent permitted by one or more specific provisions in this Agreement. Issuer represents and warrants that all the information set forth on the Perfection Certificates pertaining to Issuer and each of the Guarantors is accurate and complete, in all non-ministerial respects.

The execution, delivery and performance by Issuer and each Guarantor of the Note Documents to which it is, or they are, a party have been duly authorized, and do not (i) conflict with any of Issuer’s or such Guarantor’s organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Issuer or such Guarantor, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default or material breach under any Material Agreement by which Issuer, any of its Subsidiaries or any of their respective properties, is bound. Neither Issuer nor any of its Subsidiaries is in default or material breach under any Material Agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2 Collateral.

(a) Issuer and each Guarantor have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Note Documents, free and clear of any and all Liens except Permitted Liens, and neither Issuer nor any Guarantor has any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent and the Purchasers in connection herewith in respect of which Issuer or such Guarantor has given Collateral Agent and the Purchasers notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein as required under this Agreement. The Accounts are bona fide, existing obligations of the Account Debtors.

(b) The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to involuntary Permitted Liens that, under applicable law, have priority over Collateral Agent’s Lien.

(c) On the Closing Date, and except as disclosed on the Perfection Certificate (i) the Collateral was not in the possession of any third party bailee, and (ii) no such third party bailee possessed components of the Collateral in excess of One Million Dollars ($1,000,000).

(d) All Inventory and Equipment is in all material respects of good and marketable quality, free from material defects.

(e) Issuer and each Guarantor is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens and non-exclusive licenses for off-the-shelf software that is commercially available to the public. Except as noted on the Perfection Certificate (which, upon the consummation of a transaction not prohibited by this Agreement, may be updated to reflect such transaction), neither Issuer nor any of Guarantor is a party to, nor is bound by, any material license or other Material Agreement.

(f) Each employee and contractor of Issuer and its Subsidiaries involved in development or creation of any material Intellectual Property has assigned any and all inventions and ideas of such Person in and to such Intellectual Property to Issuer or such Subsidiary, except where failure to do so could not reasonably be expected to have a Material Adverse Change, in each case individually or in the aggregate.

(g) No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Issuer or any Guarantor or exist to which Issuer or such Guarantor is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Change, in each case individually or in the aggregate.

5.3 Subsidiaries’ Equity Interests. All of the issued ownership interests of each of the Subsidiaries of Issuer are duly authorized and validly issued, fully paid, nonassessable, and directly owned by Issuer or its applicable Subsidiary and are free and clear of all Liens other than Permitted Liens and not subject to any preemptive rights, rights of first refusal, option, warrant, call, subscription, and similar rights, other than as required by law.

5.4 Litigation. Except as disclosed on the Perfection Certificate or with respect to which Issuer has provided notice as required hereunder, there are no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against Issuer or any of its Subsidiaries involving more than One Million Dollars ($1,000,000).

5.5 No Broker’s Fees. None of Issuer nor any of its Subsidiaries are party to any contract, agreement or understanding with any Person that would give rise to a valid claim against them or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the Note Documents and the transactions contemplated thereby (other than as disclosed to Bluescape prior to the Effective Date).

5.6 No Material Adverse Change; Financial Statements. All consolidated financial statements for Issuer and its consolidated Subsidiaries, delivered to the Purchasers fairly present, in conformity with GAAP, and in all material respects the consolidated financial condition of Issuer and its consolidated Subsidiaries, and the consolidated results of operations of Issuer and its consolidated Subsidiaries as of and for the dates presented. Since June 30, 2021, there has not been a Material Adverse Change.

5.7 No General Solicitation. Neither Issuer nor any of its Subsidiaries or any of their affiliates (as defined in Rule 501(b) of Regulation D) or any person or entity acting on its or their behalf has, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

5.8 Accredited Investors. Neither Issuer nor any of its Subsidiaries has offered or sold any of the Notes to any person or entity whom it does not reasonably believe is an “accredited investor” (as defined in Rule 501(a) of Regulation D).

5.9 Solvency. Issuer is and each Guarantor, when taken as a whole, upon consummation of the transactions contemplated by the Restructuring Support Agreement will be Solvent.

5.10 No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 12.16, the issuance and sale of the Notes pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither Issuer nor, to the knowledge of the Company, any authorized representative or other agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

5.11 SEC Reports. Except for the Company's Form 10-K/A filed with the Commission on October 31, 2022, all forms, registration statements, reports, schedules and statements filed or required to be filed by Issuer under the Exchange Act or the Securities Act (all such documents, including the exhibits thereto, collectively the “Issuer SEC Documents”) have been filed with the SEC on a timely basis. The Issuer SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Issuer Financial Statements”), at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and/or the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iv) with respect to the Issuer Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Regulation S-X), and (v) with respect to the Issuer Financial Statements, fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of Issuer and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to Issuer and has not resigned or been dismissed as independent registered public accountants of Issuer as a result of or in connection with any disagreement with Issuer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

5.12 Internal Controls. Issuer has disclosed, based on its most recent evaluation prior to the date hereof, to Issuer’s outside auditors and the audit committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect Issuer’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in Issuer’s internal control over financial reporting.

5.13 Disclosure Controls and Procedures. Issuer has established and maintains, and at all times since March 15, 2022, has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) that are (i) designed to provide reasonable assurance that material information relating to Issuer, including its Subsidiaries, that is required to be disclosed by Issuer in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to Issuer’s management to allow timely decisions regarding required disclosure and (ii) sufficient to provide reasonable assurance that (a) transactions are executed in accordance with Issuer management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Issuer management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of Issuer’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect Issuer’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. Since March 15, 2022, there has not been any fraud, whether or not material, that involves management or other employees of Issuer or any of its Subsidiaries who have a significant role in Issuer’s internal controls over financial reporting. As of the date of this Agreement, to the knowledge of Issuer, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

5.14 Regulatory Compliance. Neither Issuer nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Issuer nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Issuer and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Issuer nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Issuer nor any of its Subsidiaries has violated any laws, order, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. Neither Issuer’s nor any of its Subsidiaries’ properties or assets has been used by Issuer or such Subsidiary or, to Issuer’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with material applicable laws. Issuer and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Issuer, any of its Subsidiaries, or any of Issuer’s or its Subsidiaries’ Affiliates or any of their respective directors, officers, employees, or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law or Anti-Corruption Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti-Corruption Law, or (iii) is a Blocked Person. None of Issuer, any of its Subsidiaries, or to the Knowledge of Issuer and any of their Affiliates, any of their respective directors, officers, employees, or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. Issuer, its Subsidiaries and Affiliates, and to the Knowledge of Issuer each of their respective directors, officers, employees, or agents are and have been in compliance with all applicable Anti-Terrorism Laws and Anti-Corruption Laws.

5.15 Investments. Neither Issuer nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.16 Tax Returns and Payments; Pension Contributions. Issuer and each of its Subsidiaries have timely filed all required material tax returns and reports (or extensions thereof), and Issuer and each of its Subsidiaries, have timely paid all material foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by Issuer and such Subsidiaries in an amount greater than Two Hundred Thousand Dollars ($200,000), in all jurisdictions in which Issuer or any such Subsidiary is subject to Taxes, including the United States and Australia, unless such Taxes are being contested in accordance with the next sentence. Issuer and each of its Subsidiaries, may defer payment of any contested Taxes, provided that Issuer or such Subsidiary, (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) maintains adequate reserves or other appropriate provisions on its books in accordance with GAAP, and provided further that such action would not involve, in the reasonable judgment of the Required Purchasers, any risk of the sale, forfeiture or loss of any material portion of the Collateral. Neither Issuer nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Issuer’s or such Subsidiary’s, prior Tax years which could result in additional Taxes in an amount greater than Two Hundred Thousand Dollars ($200,000) becoming due and payable by Issuer or its Subsidiaries. Issuer and each of its Subsidiaries have paid all material amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Issuer nor any of its Subsidiaries has, withdrawn from participation in, has permitted partial or complete termination of, or has permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Issuer or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.17 Full Disclosure. No written representation, warranty or other statement of Issuer or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to Collateral Agent or any Purchaser, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by Issuer in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.18 Enforceability. The Note Documents (other than the Notes) have been duly authorized by Issuer and the Guarantors and, upon the consummation of the transactions contemplated by the Note Documents, shall constitute the legal, valid, and binding obligations of

Issuer and the Guarantors, enforceable against Issuer and the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.19 Valid Issuance of Notes and Guarantees.

(a) The Notes have been duly authorized by Issuer and the Guarantors and, when issued against payment of the Purchase Price in accordance with Section 2.2, will be validly issued and will constitute legal, valid and binding obligations of Issuer and the Guarantors, enforceable against Issuer and the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The shares of Common Stock issuable upon conversion of the Notes have been duly and validly authorized and reserved by Issuer (to the extent required to be converted under the terms hereof) and, when issued upon conversion in accordance with this Agreement and the Notes, will be validly issued, fully paid and non-assessable, and the issuance of any such shares shall not be subject to any preemptive or similar rights.

(b) The Guarantees provided to this Agreement have been duly authorized by the Guarantors and, when issued against payment of the Purchase Price in accordance with Section 2.2, will be validly issued and will constitute legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with the terms of this Agreement, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.20 Title Ownership. Each of the Issuer, the Guarantors and the Operating Company has good and marketable title to, or valid leasehold interest in, all of its real and personal property material to the operation of its business (including for the avoidance of doubt, all surface properties and associated mineral rights for the Fort Cady Borate Project), free and clear of Liens prohibited by this Agreement.

5.21 Environmental Matters.

(a) The Issuer and its Subsidiaries are and have been in compliance with all laws (including common law), statutes, rules, regulations, ordinances, judgements, orders, or decrees relating to public or worker health and safety (to the extent relating to exposure to any toxic or hazardous substances, materials, or wastes), pollution or protection of the environment or natural resources (“Environmental Laws”) and all permits, licenses, certificates, authorizations, and other approvals required under Environmental Laws (“Environmental Permits” ), unless the failure to do so has not resulted or would not result in a Material Adverse Change.

(b) Neither the Issuer nor any of its Subsidiaries have received any written notice of any violation of, or liability under, any Environmental Law, the subject of which is unresolved, and there are no pending, or to the Issuer’s knowledge, threatened actions suits, investigations, or proceedings relating to a violation of, or liability under, Environmental Laws that has resulted or, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Change.

(c) There has been no release, treatment, storage, disposal of, exposure of any Person to, or ownership or operation of any contaminated by, any toxic or hazardous materials, substances, or wastes, in each case as has given or would give rise to liability of the Issuer or its Subsidiaries under Environmental Law, in each case that has resulted or would, individually or in the aggregate, result in a Material Adverse Change.

5.22 Trustee. No Guarantor enters or has entered into any Note Document, or holds any property, as a trustee of any trust or settlement.

6. AFFIRMATIVE COVENANTS

From and after the Closing Date, so long as any Obligations (other than inchoate indemnification obligations) remain outstanding, Issuer shall, and shall cause each of its Subsidiaries to, and each Guarantor shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1 Government Compliance.

(a) Other than specifically permitted hereunder, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations to which Issuer or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b) Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Issuer and its Subsidiaries of their respective businesses and obligations under the Note Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Secured Parties, in all of the Collateral.

6.2 Financial Statements, Reports, Certificates; Notices.

(a) Deliver to each Purchaser (and with respect to clauses (vii), (viii), (ix) and (xiii) below, also to the Collateral Agent):

(i) within ten (10) days upon a request by any Purchaser, with respect to any given month for which at least thirty (30) days have elapsed since the last day of such month, a company prepared consolidated balance sheet, income statement and cash flow statement, subject to year-end adjustments and the absence of footnotes, covering the consolidated operations of Issuer and its consolidated Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to the Required Purchasers;

(ii) as soon as available, but no later than forty-five (45) days after the last day of each of Issuer’s first three fiscal quarters, a company prepared consolidated and, if prepared by Issuer, consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Issuer and its consolidated Subsidiaries for such fiscal quarter certified by a Responsible Officer and in a form reasonably acceptable to the Required Purchasers;

(iii) as soon as available, but no later than ninety (90) days after the last day of Issuer’s fiscal year or within five (5) days of filing of the same with the SEC, audited consolidated financial statements covering the consolidated operations of Issuer and its consolidated Subsidiaries for such fiscal year, prepared under GAAP, consistently applied, together with an Unqualified Opinion on financial statements from an independent certified public accounting firm reasonably acceptable to the Required Purchasers (it being understood that any accounting firm of national standing is reasonably acceptable to the Required Purchasers) (other than a qualification with respect to a going concern for the Company’s fiscal year ended June 30, 2024);

(iv) within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the SEC;

(v) prompt delivery of (and in any event within five (5) days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Issuer’s business or that otherwise could reasonably be expected to have a Material Adverse Change;

(vi) prompt notice of any event that (A) could reasonably be expected to materially and adversely affect the value of the Intellectual Property or (B) could reasonably be expected to result in a Material Adverse Change;

(vii) written notice delivered at least ten (10) days’ prior to Issuer’s creation of a New Subsidiary in accordance with the terms of Section 6.10);

(viii) written notice delivered at least twenty (20) days’ (or such shorter period of time as Required Purchasers may agree) prior to Issuer’s (A) adding any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Million Dollars ($1,000,000) in assets or property of Issuer or any of its Subsidiaries or are contract manufacturing sites), (B) changing its respective jurisdiction of organization, (C) changing its organizational structure or type, (D) changing its respective legal name, or (E) changing any organizational number(s) (if any) assigned by its respective jurisdiction of organization;

(ix) upon Issuer or any Guarantor becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, prompt (and in any event within three (3) Business Days) written notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, and Issuer’s proposal regarding how to cure such Event of Default or event;

(x) immediate notice if Issuer or such Subsidiary has Knowledge that Issuer, or any Subsidiary or Affiliate of Issuer, is a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;

(xi) notice of any commercial tort claim (as defined in the Code) or letter of credit rights (as defined in the Code) held by Issuer or any Guarantor, in each case in an amount greater than One Million Dollars ($1,000,000) and of the general details thereof;

(xii) if Issuer or any of its Subsidiaries is not now a Registered Organization but later becomes one, written notice of such occurrence and information regarding such Person’s organizational identification number within seven (7) Business Days of receiving such organizational identification number;

(xiii) an updated Perfection Certificate to reflect any amendments, modifications and updates, if any, to certain information in the Perfection Certificate after the Closing Date to the extent such amendments, modifications and updates are permitted by one or more specific provisions in this agreement; provided that delivery of such updated Perfection Certificate shall only be required once every six (6) months, starting with the month ending December 31, 2022;

(xiv) prompt written notice of any litigation or governmental proceedings pending or threatened (in writing) against Issuer or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Issuer or any of its Subsidiaries in an amount greater than One Million Dollars ($1,000,000); and

(xv) other information as reasonably requested by any Purchaser; provided, that Issuer and each Guarantor, and each of their respective Subsidiaries, as applicable, shall not be required to deliver any information to a Purchaser pursuant to subsections (v), (vi), (x), (xi), and (xiv) above unless a Purchaser has specifically requested the same in writing, in which case the Issuer and each Guarantor, and each of their respective Subsidiaries, as applicable, shall provide such information pursuant to this Section 6.2(a) unless and until such Purchaser withdraws such request by delivery of written notice to the applicable party; provided, further, that such Purchaser may withdraw its request by delivery of written notice to the applicable party at any time, including prior to delivery of any such information requested.

Notwithstanding the foregoing, (x) the financial statements required to be delivered pursuant to clauses (ii) and (iii) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (A) Issuer posts such documents, or provides a link thereto, on Issuer’s website on the internet at Issuer’s website address or (B) such documents are filed of record with the SEC, and (y) a Purchaser may designate an entity to receive information provided under this Section 6.2(a) (other than any information filed with the SEC).Issuer will be deemed to comply with the delivery requirements of financial and other information pursuant to Sections 6.2(a)(ii) and (iii) by timely filing, within the time periods (including any extension thereof) specified in the SEC’s rules and regulations, its quarterly report on Form 10-Q and its annual report on Form 10-K for the corresponding period, as applicable, with the SEC via the SEC’s EDGAR system (or any successor thereto).

Notwithstanding anything to the contrary herein, the Issuer or Guarantors shall not provide any information under this Section 6.2(a), if any Purchaser informs the Issuer in writing that it does not wish to receive such information.

(b) No later than forty-five (45) days after the last day of each month, deliver to each Purchaser a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Keep proper, complete and true books of record and account in accordance with GAAP in all material respects. Issuer shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Issuer, Collateral Agent or any Purchaser, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than twice every year unless (and more frequently if) an Event of Default has occurred and is continuing.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Issuer, or any of its Subsidiaries, as applicable, and their respective Account Debtors shall follow Issuer’s, or such Subsidiary’s, customary practices as they exist as of the Effective Date. Issuer must promptly notify the Purchasers of all returns, recoveries, disputes and claims that involve more than One Million Dollars ($1,000,000) individually or in the aggregate in any calendar year.

6.4 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file (or obtain timely extensions therefor), all material required tax returns and reports, and timely pay, and require each of its Subsidiaries to timely pay, all material foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by Issuer or its Subsidiaries, except as otherwise permitted pursuant to the terms of Section 5.13 hereof; deliver to the Purchasers, upon reasonable written demand, appropriate certificates attesting to such payments; and pay all material amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5 Insurance. Keep Issuer’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Issuer’s and its Subsidiaries’ industry and location and as the Required Purchasers may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to the Purchasers. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent (for the ratable benefit of the Secured Parties) as lender loss payee and shall waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent (for the ratable benefit of the Secured Parties), as additional insured. Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Purchasers, that it will give the Collateral Agent thirty (30) (ten (10) days for nonpayment of premium) days prior written notice before any such policy or policies shall be canceled. At the request of the Required Purchasers, Issuer shall deliver to the Purchasers certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at the option of the Required Purchasers, be payable to Collateral Agent, for the ratable benefit of the Secured Parties, on account of the then-outstanding Obligations. If Issuer or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent may make (but has no obligation to do so), at Issuer’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent deems prudent.

6.6 Collateral Accounts.

(a) Maintain Issuer’s and Guarantors’ Collateral Accounts at depositary institutions that have agreed to execute Control Agreements in favor of Collateral Agent (for the ratable benefit of the Secured Parties) with respect to such Collateral Accounts. The provisions of the previous sentence shall not apply to Excluded Accounts.

(b) Subject to Section 6.6(a), Issuer shall provide the Purchasers and Collateral Agent ten (10) days’ prior written notice (or such shorter period of time as Required Purchasers may agree) before Issuer or any Guarantor establishes any Collateral Account. In addition, for each Collateral Account that Issuer or any Guarantor, at any time maintains, Issuer or such Guarantor shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder prior to the establishment of such Collateral Account. The provisions of the previous sentence shall not apply to Excluded Accounts.

(c) Neither Issuer nor any Guarantor shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with this Section 6.6.

6.7 Protection of Intellectual Property Rights. Issuer and each Guarantor shall use commercially reasonable efforts to: (a) protect, defend and maintain the validity and enforceability of its respective Intellectual Property that is material to its business; (b) promptly advise the Purchasers in writing of material infringement by a third party of its respective Intellectual Property; and (c) not allow any of its respective Intellectual Property material to its respective business to be abandoned, forfeited or dedicated to the public without the prior written consent of the Required Purchasers.

6.8 Litigation Cooperation. Commencing on the Closing Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Purchasers, without expense to Collateral Agent or the Purchasers, Issuer, each Guarantor and each of their respective officers, employees and agents and Issuer’s Books, to the extent that Collateral Agent or any Purchaser may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or any Purchaser with respect to any Collateral or relating to Issuer or any Guarantor.

6.9 Landlord Waivers; Bailee Waivers. In the event that Issuer or any Guarantor, after the Closing Date, intends to add any new offices or business locations, including warehouses but excluding contract manufacturing sites, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then, in the event that the Collateral at any new location is valued (based on book value) in excess of One Million Dollars ($1,000,000) in the aggregate, at the election of the Required Purchasers, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to the Required Purchasers prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.

6.10 Creation/Acquisition of Subsidiaries. In the event any Issuer or any Subsidiary (including for the avoidance of doubt, the Operating Company) of any Issuer creates or acquires any Subsidiary after the Closing Date that is not an Excluded Subsidiary, Issuer or such Subsidiary shall promptly notify the Purchasers of such creation or acquisition, and Issuer or such Subsidiary shall take all actions reasonably requested by the Purchasers in writing to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed after the date hereof during the term of this Agreement): (i) to cause such New Subsidiary, if such New Subsidiary is organized under the laws of the United States, to become a secured guarantor with respect to the Obligations; and (ii) to grant and pledge to Collateral Agent (for the ratable benefit of the Secured Parties) a perfected security interest in (x) one hundred percent (100%) of the stock, units or other evidence of ownership held by Issuer or its Subsidiaries of any such New Subsidiary which is organized under the laws of the United States, and (y) no more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding equity interests, membership units, or other securities owned by Issuer or any Guarantor of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, if adverse tax consequences would result from the pledge of one hundred percent (100%) of such equity interests (provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting equity interests of such Foreign Subsidiary); provided, that any Person who guarantees any Indebtedness incurred by Issuer pursuant to any Junior Indebtedness (or, in the case of each of the preceding clauses (i) and (ii), any Permitted Refinancing Indebtedness thereof) shall be required to become a Guarantor hereunder.

6.11 Further Assurances. Execute any further instruments and take further action as Collateral Agent or any Purchaser reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

6.12 Title Ownership. Each of the Issuer, the Guarantors and the Operating Company shall at all times maintain good and marketable title to, or valid leasehold interest in, all of its real and personal property material to the operation of its business (including for the avoidance of doubt, all surface properties and associated mineral rights for the Fort Cady Borate Project) free and clear of Liens prohibited by this Agreement; provided that this Section 6.12 shall not prohibit dispositions permitted by Section 7.1.

6.13 Environmental Matters.

(a) The Issuer and its Subsidiaries shall comply, and take all commercially reasonable actions to cause all lessees and other Persons currently operating or occupying its properties to comply, with all applicable Environmental Laws and all Environmental Permits.

(b) The Issuer and its Subsidiaries maintain and renew all Environmental Permits required under Environmental Laws for its operations and properties.

(c) In each case to the extent required by Environmental Laws, the Issuer and its Subsidiaries shall conduct any investigation, remedial or other corrective action required to address any release of, or contamination by, any toxic or hazardous materials, substances, or wastes.

6.14 Compliance Policies. Issuer and each of its Subsidiaries shall maintain compliance policies, procedures, and systems of internal controls as required by and in any event adequate to ensure compliance with all applicable Anti-Terrorism Laws and Anti-Corruption Laws.

6.15 ASX Letter. If the waiver provided by ASX to the Issuer with respect to ASX Listing Rule 7.1 pursuant to that certain decision letter from ASX to the Issuer dated as of April 30, 2024 (the “ASX Letter”), shall be revoked or waived at any time, or the conditions to such waiver set forth therein shall no longer be complete and accurate, the Issuer shall take all action necessary in accordance with applicable laws, the Operating Documents of the Issuer and the rules of ASX, to duly give notice of, convene and hold as promptly as possible (in person or virtually, in accordance with applicable law) a meeting of its stockholders for the purpose of obtaining approval of the transactions contemplated by this Agreement under the rules of ASX.

6.16 Amendment No. 3 Post-Closing Covenants

(a) The Operating Company shall, on or before Amendment No. 4 Effective Date (or such later date as may be approved by the Purchasers in their sole discretion) deliver to the Collateral Agent and the Purchasers the following:

(i) all applicable security documents and instruments (including for the avoidance of doubt, a deed of trust (the “Fort Cady Deed of Trust”), together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, with respect to the Operating Company’s interest in the Fort Cady Borate Project), in each case, in form and substance acceptable to the Collateral Agent and the Purchasers;

(ii) an ALTA or other survey (or zip map if the Title Company is able to issue customary survey coverage on the basis thereof) reasonably acceptable to the Collateral Agent, Purchasers and the Title Company with respect to the Fort Cady Borate Project prepared and certified to the Collateral Agent by a surveyor reasonably acceptable to the Collateral Agent and Purchasers; and

(iii) if any such parcel of the Fort Cady Borate Project is determined by the Purchasers to be in a “Special Flood Hazard Area” as designated on maps prepared by the Federal Emergency Management Agency, a flood notification form signed by the Operating

Company and evidence that flood insurance is in place for the building and contents, all in form, substance and amount reasonably satisfactory to the Collateral Agent and Purchasers.

(b) The Operating Company shall, on or before March 31, 2025 (or such later date as may be approved by the Purchasers in their sole discretion) deliver to the Collateral Agent and the Purchasers the following:

(i) with respect to the Fort Cady Deed of Trust, a policy of title insurance insuring the Lien of such Fort Cady Deed of Trust as a valid first mortgage Lien (subject to Permitted Encumbrances) on the Fort Cady Borate Project and fixtures described therein, which policy (or such marked up commitment) (each, a “Title Policy”) shall (A) be issued by a nationally recognized title insurance company (the “Title Company”), (B) have been supplemented by such reasonable and customary endorsements to the extent applicable to the Fort Cady Borate Project and available in the applicable jurisdiction at commercially reasonable rates or rates approved by the jurisdiction in which the Fort Cady Borate Project is located, as shall be reasonably requested by the Collateral Agent and Purchasers, (C) contain no exceptions to title other than Permitted Encumbrances and other standard exceptions for a loan policy of the same value issued by such Title Company and (D) be in the insured in the minimum amount of $75,000,000; and

(ii) evidence reasonably acceptable to the Collateral Agent and Purchasers of payment by Issuer or the Operating Company of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Fort Cady Deed of Trust and issuance of the Title Policy contemplated above.

(c) Within thirty (30) days of the Amendment No. 3 Effective Date (or such later date as may be approved by the Purchasers in their sole discretion), the Operating Company shall deliver to the Collateral Agent and the Purchasers, in form and substance reasonably satisfactory to the Collateral Agent and the Purchasers, a Control Agreement in respect of any Depository Accounts (other than Excluded Accounts) owned by the Operating Company, including in respect to the account ending 1715.

7. NEGATIVE COVENANTS

From and after the Closing Date, so long as any Obligations (other than inchoate indemnification obligations) remain outstanding, Issuer shall not, and shall not permit any of the Subsidiaries to, and each Guarantor shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Purchasers:

7.1 Dispositions. Effect any Transfer, except for (i) Transfers that do not constitute Asset Sales or (ii) Transfers, the proceeds of which are reinvested or applied as set forth in Section 2.2(c); provided that in the case of any Transfers pursuant to this clause (ii), (A) Issuer or such Subsidiary receives consideration at the time of such Transfer at least equal to the Fair Market Value of the asset subject to such Asset Sale, (B) at least 75% of the consideration paid to Issuer or such Subsidiary in connection with such Transfer is, or will be when paid (in the case of milestones, royalties and other deferred payment obligations), in the form of cash or Cash Equivalents, and (C) the aggregate Transfers in each fiscal year shall not exceed One Million Dollars ($1,000,000) per fiscal year. For the purposes of clause (ii) above, the amount (without duplication) of any Indebtedness (other than subordinated Indebtedness) of Issuer or such Subsidiary that is expressly assumed by the transferee in such Transfer and with respect to which Issuer or such Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness shall be deemed cash.

7.2 Changes in Business or Business Locations. (a) Engage in or permit any of the Subsidiaries to engage in any business other than the Permitted Business, and (b) liquidate or dissolve. Issuer shall not, and shall not permit any of the Subsidiaries to, without at least seven (7) Business Days’ (or such shorter period of time as Required Purchasers may agree in their sole discretion) prior written notice to the Purchasers and Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Million Dollars ($1,000,000) in assets or property of Issuer or any of its Subsidiaries, as applicable or are contract manufacturing sites); (B) change its respective jurisdiction of organization, (C) except as permitted by Section 7.3, change its respective organizational structure or type, (D) change its respective legal name, or (E) change any organizational number(s) (if any) assigned by its respective jurisdiction of organization. Notwithstanding the foregoing, upon at least five (5) Business Days’ prior written notice to the Purchasers and Collateral Agent, American Pacific Borates Pty Ltd (ABN 68 615 606 114) may be liquidated or dissolved so long as American Pacific Borates Pty Ltd (ABN 68 615 606 114) (as applicable) does not own any material assets; provided that, in the case of American Pacific Borates Pty Ltd, upon American Pacific Borates Pty Ltd’s transfer to Issuer of its equity interests in the Operating Company prior to such dissolution, Issuer shall have executed a pledge agreement substantially in the form of the Operating Company Pledge Agreement (or such other form satisfactory to the Required Purchasers) within 5 Business Days of such transfer.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of the Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person (other than pursuant to Permitted Investments, a Transfer permitted under Section 7.1 or as otherwise permitted pursuant to Section 7.7); provided that a Subsidiary may merge or consolidate into another Subsidiary (provided that in the case of a merger or consolidation of a Guarantor, the surviving Person has provided a secured Guaranty of Issuer’s Obligations hereunder in accordance with Section 6.10) or with (or into) Issuer provided Issuer is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.

7.4 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) Create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Issuer shall not issue any Disqualified Stock and shall not permit any of the Subsidiaries to, without the prior written consent of the Required Purchasers, issue any shares of preferred stock or preferred interests.

(b) Notwithstanding anything to contrary herein, Section 7.4(a) above will not prohibit the incurrence of any Permitted Debt.

(c) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 7.4. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or first committed, in the case of revolving Indebtedness. Notwithstanding anything to the contrary in this Section 7.4, the maximum amount of Indebtedness that Issuer or any Subsidiary may incur pursuant to this Section 7.4 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d) The amount of any Indebtedness outstanding as of any date will be (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (a) the Fair Market Value of such assets at the date of determination and (b) the amount of the Indebtedness of the other Person.

7.5 Encumbrance. Issuer shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

7.6 Maintenance of Collateral Accounts. With respect to Issuer or any Guarantor, maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7 Restricted Payments.

(a) Effect a Restricted Payment;

(b) Notwithstanding anything to the contrary therein, Section 7.7(a) will not prohibit:

(i) the payment of any dividend or distribution on account of Capital Stock or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Capital Stock, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 7.7;

(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Junior Indebtedness or Disqualified Stock of Issuer or any Guarantor in exchange for, by conversion into or out of, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs substantially concurrently with such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;

(iii) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Issuer or any Subsidiary of Issuer held by any current or former officer, director, employee or consultant of Issuer or any Subsidiary or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, phantom stock plan or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed Two Hundred Thousand Dollars ($200,000) in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(1) the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of Issuer to officers, directors, employees or consultants of Issuer, of any of its Subsidiaries or of any of its direct or indirect parent companies that occurs after the Effective Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this Section 7.7; plus

(2) the cash proceeds of key man life insurance policies received by Issuer or any Subsidiary after the Effective Date; and, in addition, cancellation of Indebtedness owing to Issuer or any Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of Issuer or any Subsidiary in connection with a repurchase of Capital Stock of Issuer or any Subsidiary from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.7 or any other provisions of this Agreement;

(iv) the purchase, redemption or other acquisition or retirement for value of Capital Stock (x) deemed to occur upon the exercise or conversion of stock options, warrants, convertible notes or similar rights to acquire Capital Stock to the extent that such Capital Stock represent all or a portion of the exercise, exchange or conversion price of those stock options, phantom stock, warrants, convertible notes or similar rights, or (y) made in lieu of payment of withholding taxes in connection with the vesting of Capital Stock or any exercise or exchange of stock options, phantom stock, warrants, convertible notes or similar rights to acquire such Capital Stock;

(v) the making of any Restricted Payment in exchange for Capital Stock (other than Disqualified Stock) of Issuer;

(vi) cash payments in lieu of the issuance of fractional shares; and

(vii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed One Million Dollars ($1,000,000) in the aggregate since the Effective Date, plus if any such Restricted Payment under this clause (vii) was used to make an Investment, the cash return of capital with respect to such Investment (less the cost of disposition, if any).

(c) The amount of all Restricted Payments (other than cash), including for purposes of clauses (i) through (vii) above, will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Issuer or the relevant Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market

Value of any assets or securities that are required to be valued by this Section 7.7 will be determined by Issuer or, if such Fair Market Value is in excess of Five Million Dollars ($5,000,000), by Board of Directors, whose resolution with respect thereto will be delivered to the Purchasers.

7.8 [Reserved].

7.9 Transactions with Affiliates.

(a) Complete an Affiliate Transaction.

(b) The following will be deemed not to be Affiliate Transactions and, therefore, will not be subject to this Section 7.9:

(i) any employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by Issuer or any of the Subsidiaries in the ordinary course of business and approved by the Board of Directors;

(ii) transactions between or among Issuer and the Subsidiaries;

(iii) transactions with a Person that is an Affiliate of Issuer solely because Issuer owns any Capital Stock in such Person;

(iv) the payment of reasonable directors’ fees or expenses, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law, in each case in the ordinary course of business;

(v) sales of Capital Stock of Issuer to Affiliates of Issuer and the granting and performance of registration rights;

(vi) transactions pursuant to agreements in effect on the Effective Date;

(vii) Permitted Investments and Restricted Payments as permitted pursuant to Section 7.7;

(viii) any repurchases, redemptions or other retirements for value by Issuer or any of the Subsidiaries of Indebtedness of any class held by any Affiliate of Issuer, so long as such repurchase, redemption or other retirement for value is on the same terms as are made available to investors holding such class of Indebtedness generally, and Affiliates have an economic interest in no more than fifty percent (50%) of the aggregate principal amount of such class of Indebtedness;

(ix) purchases and sales of raw materials or inventory in the ordinary course of business on market terms;

(x) the entering into of a tax sharing agreement, or payments pursuant thereto, between Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which Issuer or such Subsidiaries are required to file a consolidated tax return or with which Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by Issuer and the Subsidiaries are not in excess of, and which are made in order to satisfy, the tax liabilities that would have been payable by them on a stand-alone basis unless expressly permitted under the definition of “Restricted Payments”.

7.10 Dividend and Other Payment Restrictions Affecting Subsidiaries. Create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Issuer or any of the Subsidiaries; (ii) make loans or advances to Issuer or any of the Subsidiaries; or (iii) sell, lease or transfer any of its properties or assets to Issuer or any of the Subsidiaries.

(a) The restrictions in this Section 7.10(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i) this Agreement, and any other Indebtedness (and other related obligations) incurred pursuant to clauses (1) and/or (7) of the definition of “Permitted Debt”;

(ii) applicable law, rule, regulation, order, approval, license or permit or similar restriction;

(iii) restrictions existing on the Effective Date and any amendments or modifications thereof that do not materially expand the scope of any such restrictions;

(iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by Issuer or any Subsidiaries as in effect at the time of such acquisition, except to the extent incurred in contemplation thereof;

(v) customary non-assignment provisions in contracts, leases, licenses and other commercial or trade agreements otherwise not prohibited under this Agreement;

(vi) Capital Lease Obligations, any agreement governing purchase money obligations, security agreements or mortgages securing Indebtedness of Issuer or a Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, purchase money obligations, security agreements or mortgages;

(vii) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(viii) Permitted Refinancing Indebtedness with encumbrances or restrictions then contained in Indebtedness being refinanced that are not materially more restrictive, taken as a whole (as reasonably determined by Issuer), than those contained in the agreements governing the Indebtedness being refinanced;

(ix) other permitted Indebtedness of Issuer and Subsidiaries with terms that are customary and not materially more restrictive than terms of other Indebtedness of Issuer or any Subsidiaries;

(x) Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, agreements relating to investments in a Permitted Business and other similar agreements entered into in the ordinary course of business;

(xii) restrictions on cash or other deposits or net worth, which encumbrances or restrictions are imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts into in the ordinary course of business;

(xiii) any encumbrance or restriction arising in the ordinary course of business, not relating to any Indebtedness, that does not, individually or in the aggregate, materially detract from the value of the property of Issuer and Subsidiaries, taken as a whole, or adversely affect Issuer’s ability to make principal and interest payments under this Agreement, in each case, as determined in good faith by Issuer; and

(xiv) any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in clauses (i) through (xiii) of this Section 7.10(a); provided, however, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as reasonably determined by Issuer, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(b) For purposes of determining compliance with this Section 7.10, the subordination of loans or advances made to Issuer or a Subsidiary to other Indebtedness incurred by Issuer or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

7.11 Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the issuance of Notes for that purpose; (b) fail to meet the minimum funding requirements of ERISA; (c) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; or (e) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Issuer or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.12 Compliance with Anti-Terrorism Laws. (a) Enter into any documents, instruments, agreements or contracts with any Blocked Person, (b) offer, pay, promise to pay, or authorize the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (c) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (d) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (e) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.13 Limitation on Issuance of Capital Stock. No Guarantor may issue any Capital Stock of such Guarantor (including by way of sales of treasury stock or the issuance of any debt security that is convertible into, or exchangeable for, Capital Stock of such Guarantor) to any Person other than (i) to Issuer or any other Guarantor, (ii) in connection with the transfer of all of the Capital Stock of such Guarantor otherwise permitted under this Agreement, or (iii) the issuance of director’s qualifying shares or other nominal shares required by law to be held by a Person other than Issuer or a Guarantor.

7.14 Financial Covenant. From and after March 31, 2025, permit, at any time, Unrestricted Cash to be less than Seven Million Five Hundred Thousand Dollars ($7,500,000).

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Issuer or, in respect of paragraph (b), any of its Subsidiaries, fails to (a) make any payment of principal or interest on the Notes on its due date, (b) pay any other Obligation within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1(a) hereof), or (c) comply with its obligation to convert a Note in accordance with Section 2 upon the exercise of the conversion right with respect thereto.

8.2 Covenant Default.

(a) Issuer or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes; Pensions), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Landlord Waivers; Bailee Waivers), 6.10 (Creation/Acquisition of Subsidiaries); 6.12 (Title Ownership of Operating Company), 6.15 (ASX Letter) or 6.16 (Amendment No. 3 Post-Closing Covenant) or Issuer violates any provision in Section 7; or

(b) Issuer, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Note Document to which such person is a party, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within thirty (30) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Issuer or such Subsidiary, as applicable, be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Issuer shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Notes shall be made during such cure period).

8.3 Material Adverse Change. The occurrence of Material Adverse Change.

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Issuer or any of its Subsidiaries or of any entity under control of Issuer or its Subsidiaries on deposit with any institution at which Issuer or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment (other than a Permitted Lien) is filed against Issuer or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) of this clause (a) are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and

(b) (i) any material portion of Issuer’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Issuer or any of its Subsidiaries from conducting any material part of its business.

8.5 Insolvency. (a) Issuer or any of its Subsidiaries is or becomes Insolvent; (b) Issuer or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Issuer or any of its Subsidiaries and not dismissed or stayed within forty-five (45) days (but no Notes shall be extended while Issuer or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed).

8.6 Other Agreements. There is any default and such default continues (after the applicable grace, cure or notice period) in any agreement to which Issuer or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Dollars ($1,000,000) or that could reasonably be expected to have a Material Adverse Change.

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Issuer or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of thirty (30) days after the entry thereof.

8.8 Misrepresentations. Issuer or any of its Subsidiaries or any Person acting for Issuer or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Note Document or in any writing delivered to Collateral Agent and/or the Purchasers or to induce Collateral Agent and/or the Purchasers to enter this Agreement or any Note Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made.

8.9 Change in Control. The occurrence of a Change in Control.

8.10 Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect other than as a result of a transaction permitted under this Agreement; (b) any Guarantor does not perform any obligation or covenant under any Guaranty, after any applicable grace or cure period; (c) any circumstance described in Section 8 occurs with respect to any Guarantor, beyond any applicable grace or cure period; or (d) a Material Adverse Change with respect to any Guarantor.

8.11 Governmental Approvals. (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or (b) (i) the DOJ or other Governmental Authority initiates a Regulatory Action or any other enforcement action against Issuer or any of its Subsidiaries that causes Issuer or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products material to its business, even if such action is based on previously disclosed conduct; (ii) Issuer or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to Issuer or any of its Subsidiaries of One Million Dollars ($1,000,000) or more; or (iii) Issuer or any of its Subsidiaries enters into a settlement agreement with the DOJ or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of One Million Dollars ($1,000,000) or more that is unsatisfied, or a Material Adverse Change, even if such settlement agreement is based on previously disclosed conduct.

8.12 Lien Priority. Except as the result of the action or inaction of the Collateral Agent or the Purchasers, any Lien created hereunder or by any other Note Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens arising as a matter of applicable law or that are permitted to have priority pursuant to this Agreement.

8.13 Cure Right. In the event that the Issuer fails to comply with the requirements of Section 7.14 (the “Financial Covenant”) as of the last day of any calendar month as so required, then for the period beginning on the first day after the end of such fiscal month and ending on the thirtieth (30th) day after the end of such calendar month (the “Cure Period”), the Issuer shall be permitted to cure such failure to comply by receiving a Specified Contribution and by requesting that the Financial Covenant be recalculated by increasing Unrestricted Cash for such calendar month by an amount up to the amount of the Specified Contribution received by the Issuer during the Cure Period (the “Cure Right”). If, after giving effect to the foregoing recalculations, the Issuer shall then be in compliance with the requirements of the Financial Covenant, then Issuer shall be deemed to have satisfied the requirements of Sections 7.14 as of the last day of the applicable calendar month with the same effect as though there had been no failure to comply with such Financial Covenant on such date, and the applicable Default or Event of Default with respect to the Financial Covenant that had occurred shall be deemed not to have occurred for purposes of this Agreement and the other Note Documents; provided that (a) the Cure Right shall not be exercised more than five times during the term of this Agreement; and (b) the Cure Right shall not be exercised more than two times in any period of four consecutive fiscal quarters. After receipt by the Collateral Agent and the Purchasers of a written notice of the Issuer’s intent to make a

Specified Contribution prior to the date required by this Section 8.13, neither the Collateral Agent nor any Purchaser may exercise any rights or remedies under Section 9 (or under any other Note Document, including the imposition of interest at the Default Rate) on the basis of any actual or purported Event of Default arising solely as a result of a breach of the Financial Covenant until and unless the applicable Specified Contribution shall not have been made by the date required to be made under this Section 8.13.

9. RIGHTS AND REMEDIES

9.1 Rights and Remedies.

(a) Upon the occurrence and during the continuance of:

(i) an Event of Default (other than an Event of Default under Section 8.2(b)), the Required Purchasers may, without notice or demand, do any or all of the following: (x) deliver notice of the Event of Default to Issuer, or (y) by notice to Issuer declaring all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by the Purchasers); or

(ii) an Event of Default under Section 8.2(b), the Required Purchasers may, without notice or demand: (x) deliver notice of the Event of Default to Issuer, and (y) after the date that is thirty (30) days after delivery of the notice of such Event of Default pursuant to the foregoing clause (x), by notice to Issuer declare all Obligations immediately due and payable.

(b) Without limiting the rights of the Purchasers set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, the Required Purchasers may, without notice or demand, do any or all of the following:

(i) direct Collateral Agent to foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii) direct Collateral Agent to make a demand for payment upon any Guarantor pursuant to the Guaranty delivered by such Guarantor;

(iii) direct Collateral Agent to apply to the Obligations any (A) balances and deposits of Issuer that Collateral Agent or any Purchaser holds or controls, (B) any amount held or controlled by Collateral Agent or any Purchaser owing to or for the credit or the account of Issuer, or (C) amounts received from any Guarantors in accordance with the respective Guaranty delivered by such Guarantor; and/or

(iv) commence and prosecute an Insolvency Proceeding or consent to Issuer commencing any Insolvency Proceeding.

(c) Without limiting the rights of Collateral Agent and the Purchasers set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right to, at the written direction of the Required Purchasers, without notice or demand, to do any or all of the following:

(i) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Issuer money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Liens in the Collateral (held for the ratable benefit of the Secured Parties). Issuer shall assemble the Collateral if Collateral Agent requests and make it available at such location as Collateral Agent reasonably designates. Collateral Agent (or its designee) may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Issuer grants Collateral Agent (or its designee) a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, any of the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Issuer’s and each Guarantor’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Issuer’s and each Guarantor’s rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Purchasers;

(iv) place a “hold” on any Collateral Account maintained with Collateral Agent or any Purchaser or otherwise in respect of which a Control Agreement has been delivered in favor of Collateral Agent (for the ratable benefit of the Secured Parties) and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v) demand and receive possession of Issuer’s Books;

(vi) appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Issuer or any Guarantor; and

(vii) subject to clauses (a) and (b) of this Section 9.1, exercise all rights and remedies available to Collateral Agent and each Purchaser under the Note Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right (but not the obligation) to exercise any and all remedies referenced in this Section 9.1 without the written direction of Required Purchasers following the occurrence of an Exigent Circumstance.

9.2 Power of Attorney. Issuer hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Issuer’s or any Guarantor’s name on any checks or other forms of payment or security; (b) sign Issuer’s or any Guarantor’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts of Issuer directly with the applicable Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Issuer’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits (including by filing assignment agreements with the United States Patent and Trademark Office, United States Copyright Office or equivalent in any jurisdiction outside of the United States); and (g) in the case of any Intellectual Property, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of Issuer relating thereto or represented thereby. Issuer hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Issuer’s or any of Guarantor’s name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Purchasers are under no further obligation to purchase Notes hereunder. Collateral Agent’s foregoing appointment as Issuer’s or any Guarantor’s attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and the Purchasers’ obligation to purchase the Notes terminates.

9.3 Protective Payments. If Issuer or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Issuer or any of its Subsidiaries is obligated to pay under this Agreement or any other Note Document, Collateral Agent may (but shall not be obligated to) obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Purchasers’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Issuer with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Issuer irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent or the Purchasers from or on behalf of Issuer or any Guarantor of all or any part of the Obligations, and, as between Issuer on the one hand and Collateral Agent and Purchasers on the other, Collateral Agent and the Purchasers shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent or the Purchasers may deem advisable notwithstanding any previous application by Collateral Agent or the Purchasers, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied by the Collateral Agent: first, to all fees, costs, indemnities, liabilities, obligations and expenses owed to the Collateral Agent, including without limitation, the Collateral Agent Expenses and Collateral Agent Fees; second, to the Purchasers’ Expenses; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth, to any other Obligations owing to Collateral Agent or any Purchaser under the Note Documents. Any balance remaining shall be delivered to Issuer or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Purchasers of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to the Purchasers’ Pro Rata Shares unless expressly provided otherwise. Each Purchaser shall promptly remit to the other Purchasers such sums as may be necessary to ensure the ratable repayment of each Purchaser’s Pro Rata Share of the Notes and the ratable distribution of interest, fees and reimbursements paid or made by Issuer. Notwithstanding the foregoing, a Purchaser receiving a scheduled payment shall not be responsible for determining whether the other Purchasers also received their scheduled payment on such date; provided, however, if it is later determined that a Purchaser received more than its Pro Rata Share of scheduled payments made on any date or dates, then such Purchaser shall remit to other the Purchasers such sums as may be necessary to ensure the ratable payment of such scheduled payments. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Purchaser in excess of its Pro Rata Share, then the portion of such payment or distribution in excess of such Purchaser’s Pro Rata Share shall be received and held by such Purchaser in trust for and shall be promptly paid over to the other Purchasers (in accordance with their respective Pro Rata Shares) for application to the payments of amounts due on such other Purchasers’ claims. To the extent any payment for the account of Issuer is required to be returned as a voidable transfer or otherwise, the Purchasers shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Purchaser shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Secured Parties for purposes of perfecting Collateral Agent’s security interest therein (held for the ratable benefit of the Secured Parties).

9.5 Liability for Collateral. So long as Collateral Agent and the Purchasers comply with reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Purchasers, Collateral Agent and the Purchasers shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Issuer bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Purchaser, at any time or times, to require strict performance by Issuer of any provision of this Agreement or by Issuer or any other Note Document shall not waive, affect, or diminish any right of Collateral Agent or any Purchaser thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Purchasers and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Purchasers under this Agreement and the other Note Documents are cumulative. Collateral Agent and the Purchasers have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Purchaser of one right or remedy is not an election, and any Purchaser’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Purchaser’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Issuer waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Purchaser on which Issuer or any Guarantor is liable.

9.8 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent (at the direction of the Required Purchasers) to exercise the rights and remedies under this Section 9 after the occurrence and during the continuance of an Event of Default as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), Issuer hereby (a) grants to the Collateral Agent, for the ratable benefit of the other Secured Parties, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to Issuer (or applicable grantor)) (“Collateral Agent License”), including in such license the right to use, license, sublicense or practice any Intellectual Property now owned or hereafter acquired by Issuer (or any applicable grantor), and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof, provided that with respect to any licenses held by Issuer, such Collateral Agent License shall only be granted to the extent such assignment or grant is permitted under the terms of such license and if such assignment or grant is not permitted under the term of such license Issuer will or will cause the applicable guarantor to cooperate with Collateral Agent and the other Secured Parties to receive the benefits of such Collateral Agent License to the maximum extent possible and (b) irrevocably agrees that the Collateral Agent may sell any of such Issuer’s Inventory directly to any person, including without limitation persons who have previously purchased Issuer’s Inventory from Issuer and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to Issuer and any Inventory that is covered by any Copyright owned by or licensed to Issuer and the Collateral Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to Issuer (or any applicable grantor) and sell such Inventory as provided herein.

9.9 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable Requirement of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Purchaser is hereby authorized at any time or from time to time upon the direction of the Required Purchasers, without notice to Issuer or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of Issuer (regardless of whether such balances are then due to Issuer) and any other properties or assets at any time held or owing by that Purchaser or that holder to or for the credit or for the account of Issuer against and on account of any of the Obligations that are not paid when due. Any

Purchaser exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Purchasers or holders shall sell) such participations in each such other Purchaser’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Purchaser to share the amount so offset or otherwise received with each other Purchaser or holder in accordance with their respective Pro Rata Shares of the Obligations. Issuer agrees, to the fullest extent permitted by law, that (a) any Purchaser may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Purchaser so purchasing a participation in the Notes made or other Obligations held by other Purchasers or holders may exercise all rights of offset, bankers’ liens, counterclaims or similar rights with respect to such participation as fully as if such Purchaser or holder were a direct holder of the Notes and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Purchaser that has exercised the right of offset, the purchase of participations by that Purchaser shall be rescinded and the purchase price restored without interest.

10. NOTICES

Other than as specifically provided herein, all notices, consents, requests, approvals, demands, or other communication (collectively, “Communications”) by any party to this Agreement or any other Note Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Purchaser or Issuer may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Issuer:	5E Advanced Materials, Inc. 9329 Mariposa Road, Suite 210 Hesperia, California 92344 Attn: Paul Weibel Email: pweibel@5eadvancedmaterials.com
If to the Australian Obligor:	American Pacific Borates Pty Ltd (ABN 68 615 606 114) 63 Summerhill Drive, Stake Hill, Western Australia 6181, Australia Attn: Paul Weibel Email: pweibel@5eadvancedmaterials.com
If to Collateral Agent or Purchasers:	Alter Domus (US) LLC Address: 225 W. Washington St., 9th Floor Chicago, Illinois 60606 Attn: Legal Department, Emily Ergang Pappas and Alexa Putnam Email:legal@alterdomus.com,

emily.ergangpappas@alterdomus.com, Alexa.Putnam@alterdomus.com and Cortland_Successor_Agent@alterdomus.com
with a copy (which shall not constitute notice) to:	Holland & Knight LLP 150 N. Riverside Plaza, Suite 2700 Chicago, Illinois 60606 Attn: Joshua M. Spencer Email: joshua.spencer@hklaw.com and alterdomus@hklaw.com
If to Bluescape:	BEP Special Situations IV LLC 300 Crescent Court, Suite 1860 Dallas, Texas 75201 Attn: Jonathan Siegler Email: jasiegler@bluescapegroup.com with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attn: Andy Veit
Email: andrew.veit@kirkland.com

and:

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attn: Julian Seiguer
Email: julian.seiguer@kirkland.com

If to Ascend or Meridian:

Ascend Global Investment Fund SPC
For and on behalf of Strategic SP
1 Kim Seng Promenade
#10-01 East Tower
Great World City
Singapore 237994
Attention: Mulyadi Tjandra and Michelle Tanuwidjaja
E-mail: muljadi.tjandra@ascendcapitals.com
michelle.tanuwidjaja@ascendcapitals.com

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

11.1 Waiver of Jury Trial. EACH OF ISSUER, EACH GUARANTOR, COLLATERAL AGENT AND PURCHASERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER NOTE DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG ISSUER, COLLATERAL AGENT AND/OR PURCHASERS RELATING TO THE SUBJECT MATTER

OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG ISSUER, COLLATERAL AGENT AND/OR PURCHASERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.

11.2 Governing Law and Jurisdiction. THIS AGREEMENT, THE OTHER NOTE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

11.3 Submission to Jurisdiction. Any legal action or proceeding with respect to the Note Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, Issuer and each Guarantor hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Collateral Agent and Purchasers shall have the right to bring any action or proceeding against Issuer (or any property of Issuer) and/or a Guarantor (or any property of any Guarantor) in the court of any other jurisdiction Collateral Agent or Purchasers deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

11.4 Service of Process. Issuer and each Guarantor irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Note Document by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Issuer and/or any Guarantor specified herein (and shall be effective when such mailing shall be effective, as provided therein). Issuer and each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.5 Non-exclusive Jurisdiction. Nothing contained in this Section 11 shall affect the right of Collateral Agent or Purchasers to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against Issuer in any other jurisdiction.

12. GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Issuer may not transfer, pledge or assign this Agreement or any rights or obligations under it without the prior written consent of the Required Purchasers (which may be granted or withheld in Required Purchasers’ discretion, subject to Section 12.5). The Purchasers have the right, subject to any restrictions in the Note to the extent outstanding, without the consent of or notice to Issuer, to sell, transfer, assign, pledge or negotiate (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Purchaser Transfer”), or grant participation in all or any part of, or any interest in, the Purchasers’ obligations, rights, and benefits under this Agreement and the other Note Documents; provided that, except upon the occurrence and during the continuance of an Event of Default under Sections 8.1 or 8.5, to the extent that after giving effect to any such Purchaser Transfer, such Purchaser and/or its Affiliates shall hold fifty percent (50%) or less of the aggregate outstanding principal amount of the Notes, such Purchaser Transfer shall require the prior written consent of Issuer (not to be unreasonably withheld, delayed or conditioned); provided further that the Issuer shall be deemed to have consented to any such Purchaser Transfer unless it shall object thereto by written notice to the Purchaser within three (3) Business Days after having received notice thereof. Issuer and Collateral Agent shall be entitled to continue to deal solely and directly with such Purchaser in connection with the interests so assigned until the Required Purchasers shall have received and accepted an effective assignment agreement in form satisfactory to the Required Purchasers executed, delivered and fully completed by the applicable parties thereto (with a copy to the Collateral Agent), and shall have received such other information regarding such assignee as the Required Purchasers reasonably shall require. The assignee, if it is not a Purchaser, shall deliver to the Collateral Agent all documentation and information necessary to satisfy the Collateral Agent’s “know your customer” requirements and all applicable tax forms (including, without limitation, a properly completed and duly executed IRS Form W-9 (or other applicable tax form). Issuer shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Purchasers and principal amounts (and stated interest) of the Notes owing to each Purchaser pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Issuer, Collateral Agent and Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Purchaser and the Collateral Agent at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding any other language to the contrary contained herein or in any other Note Documents, as of any particular date, the Collateral Agent shall be entitled to rely conclusively upon the Register as most recently delivered by the Issuer to the Collateral Agent (including without limitation in connection with any determination as to which Purchasers constitute the Required Purchasers under this Agreement). Further notwithstanding anything to the contrary contained in this Agreement or in any other Note Documents, the Notes are registered obligations, the right, title and interest of the Purchasers and their assignees in and to such Notes, as the case may be, shall be transferable only upon notation of such transfer in the

Register and no assignment thereof shall be effective until recorded therein. This Section 12.1 shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. Any agreement or instrument pursuant to which a Purchaser sells a participation shall provide that such Purchaser shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Purchaser will not, without the consent of the participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.5 that affects such Participant. The Issuer agrees that each participant shall be entitled to the benefits of Exhibit C (subject to the requirements and limitations therein, including the requirements under Section 7 of Exhibit C (it being understood that the documentation required under Section 7 of Exhibit C shall be delivered to the Purchaser who sells the participation)) to the same extent as if it were a Purchaser and had acquired its interest by assignment this Section 12.1. Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Issuer, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Notes or other obligations under the Note Documents (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Note Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor sections) of the United States Treasury Regulations. The entries in the Register or Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Collateral Agent (in its capacity as Collateral Agent) shall have no responsibility for maintaining the Register or Participant Register.

12.2 Expense Reimbursement; Indemnification; Waivers.

(a) Expense Reimbursement. Issuer and each Guarantor, jointly and severally, agree to pay (a) all reasonable, documented, out of pocket expenses (including reasonable attorneys’ fees and expenses and, if necessary or appropriate, local counsel in each reasonably necessary and materially relevant jurisdiction for each of the Collateral Agent and the Purchasers), incurred by the Collateral Agent and the Purchasers, respectively, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Note Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) all reasonable, documented, out of pocket expenses (including reasonable attorneys’ fees and expenses and, if necessary or appropriate, local counsel in each reasonably necessary and materially relevant jurisdiction for each of the Collateral Agent and the Purchasers), incurred by the Collateral Agent and the Purchasers, respectively, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Note Documents, including its rights under this Section 12, or (B) in connection with the Notes issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Notes.

(b) Indemnification by Issuer and Guarantors. Issuer and each Guarantor, jointly and severally, agree to indemnify, reimburse, defend and hold each Secured Party and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Note Documents whether in contract, tort or otherwise; and (ii) all losses, Collateral Agent Expenses and Purchasers’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Note Documents (including reasonable attorneys’ fees and expenses and, if necessary or appropriate, local counsel in each reasonably necessary and materially relevant jurisdiction for any Indemnified Person), except, in each case, for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment. Issuer and each Guarantor hereby further agrees to indemnify, reimburse, defend and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of any counsel for and, if necessary or appropriate, local counsel in each reasonably necessary and materially relevant jurisdiction for any Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Issuer, a Guarantor or any of their respective shareholders, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Purchasers) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment. This Section 12.2(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Waiver of Consequential Damages. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnified Person or any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Commitment, or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Note Documents or the transactions contemplated hereby or thereby.

12.3 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.4 Correction of Note Documents. The Required Purchasers may correct patent errors and fill in any blanks in this Agreement and the other Note Documents consistent with the agreement of the parties.

12.5 Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Note Document, no approval or consent thereunder, or any consent to any departure by Issuer or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Issuer, Collateral Agent and the Required Purchasers provided that:

(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing the amount outstanding under the Notes held by each Purchaser’s shall be effective as to such Purchaser without such Purchaser’s written consent;

(ii) no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature; and

(iii) no such amendment, waiver or other modification shall, unless signed by all the Purchasers directly affected thereby, (A) reduce the principal of, rate of interest on, Redemption Price or any fees with respect to the Note or forgive any principal, Redemption Price, interest (other than default interest) or fees (other than late charges) with respect to the Note (B) postpone the date fixed for, or waive, any payment of principal of any Note or of interest on the Note (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Purchasers” or the percentage of Purchasers which shall be required for the Purchasers to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Issuer to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Note Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by Issuer of any of its rights and obligations under any Note Document or release Issuer of its payment obligations under any Note Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share or that provide for the Purchasers to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; (I) amend any of the provisions of Section 12.5; (J) make any change that adversely affects the conversion rights of any Note; or (K) make any change to Section 2.9. It is hereby understood and agreed that all Purchasers shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence.

(b) Other than as expressly provided for in Section 12.5(a)(i)-(iii), the Required Purchasers may from time to time designate covenants in this Agreement less restrictive by notification to a representative of Issuer.

(c) This Agreement and the Note Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Note Documents merge into this Agreement and the Note Documents; provided, however, that this Agreement shall not supersede any other documents or agreements relating to the transactions contemplated by the Restructuring Support Agreement.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Issuer in Section 12.2(a) and (b) to reimburse and indemnify each Purchaser and Collateral Agent, the withholding provision in Section 2.5 hereof, the confidentiality provisions in Section 12.8 below and Exhibit B of this Agreement shall survive the termination of the Note Documents and the payment in full of the Obligations hereunder.

12.8 Confidentiality. In handling any confidential information of Issuer, each of the Purchasers and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Purchasers’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Purchaser’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Notes (provided, however, the Purchasers and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) (other than disclosure of any information of the kind referred to in sections 275(1) and 275(4) of the PPSA (unless section 275(7) of the PPSA applies)) as required by law, rule, regulation, regulatory or self-regulatory authority, subpoena, or other order; (d) to Purchasers’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent or the Required Purchasers may reasonably considers appropriate in exercising remedies under the Note Documents; and (f) to third party service providers of the Purchasers and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Purchasers and/or Collateral Agent, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Purchasers’ and/or Collateral Agent’s possession when disclosed to the Purchasers and/or Collateral Agent, or becomes part of the public domain after disclosure to the Purchasers and/or Collateral Agent through no breach of this provision by the Purchasers or the Collateral Agent; or (ii) is disclosed to the Purchasers and/or Collateral Agent by a third party, if the Purchasers and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Purchasers may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis so long as the Collateral Agent and the Purchasers do not disclose the identity of Issuer or the identity of any person associated with Issuer. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.8 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.8. Notwithstanding anything contained in this Section 12.8, Issuer and the initial Purchasers hereby acknowledge and agree that as of the Effective Date, after giving effect to the public announcement of the Transactions, none of Issuer nor any of its affiliates has provided such Purchasers with any material, nonpublic information.

12.9 Right of Set Off. Issuer and each Guarantor hereby grant to Collateral Agent and to each Purchaser, a Lien, security interest and right of set off as security for all Obligations to Secured Parties hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Secured Party or any entity under the control of such Secured Party (including a Collateral Agent Affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, any Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of Issuer even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ISSUER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY ISSUER AND EACH GUARANTOR.

12.10 Cooperation of Issuer. If necessary, Issuer agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of the Notes (or portion thereof) to an assignee in accordance with Section 12.1, (ii) make Issuer’s management personnel available to meet with the Purchasers and prospective participants and assignees of the Notes or portions thereof (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist the Purchasers in the preparation of information relating to the financial affairs of Issuer as any prospective participant or assignee of the Notes (or portions thereof) reasonably may request. Subject to the provisions of Section 12.8, Issuer authorizes each Purchaser to disclose to any prospective participant or assignee of the Notes (or portions thereof), any and all information in such Purchaser’s possession concerning Issuer and its financial affairs which has been delivered to such Purchaser by or on behalf of Issuer pursuant to this Agreement, or which has been delivered to such Purchaser by or on behalf of Issuer in connection with such Purchaser’s credit evaluation of Issuer prior to entering into this Agreement.

12.11 Public Announcement. Issuer hereby agrees that Collateral Agent and each Purchaser, after consultation with Issuer, may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Issuer’s name, tradenames and logos. Each Purchaser hereby agrees that Issuer, after consultation with the Purchasers, may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Purchasers’ names, tradenames and logos. Notwithstanding the foregoing, such consultation with Issuer shall not be required for any disclosures by Collateral Agent and the Purchasers may also make required disclosures to the SEC, ASX or other governmental agency and any other public disclosure with investors, other governmental agencies or other related persons.

12.12 Collateral Agent and Purchaser Agreement. Collateral Agent and the Purchasers hereby agree to the terms and conditions set forth on Exhibit B attached hereto. Issuer acknowledges and agrees to the terms and conditions set forth on Exhibit B attached hereto.

12.13 Time of Essence. Time is of the essence for the performance of Obligations under this Agreement.

12.14 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Issuer has satisfied the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) in accordance with the terms of this Agreement, this Agreement may be terminated prior to the Maturity Date by Issuer, effective five (5) Business Days after written notice of termination is given to the Collateral Agent and the Purchasers.

12.15 Guaranty.

(a) The Guarantors hereby jointly and severally guarantee to Collateral Agent and the Purchasers, and their successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Notes, all fees and other amounts and Obligations from time to time owing to Collateral Agent and the Purchasers by Issuer and each other Guarantor under the Notes, this Agreement or under any other Note Document (for the avoidance of doubt, including any obligations of the Issuer and any Guarantor under Exhibit C), in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby further jointly and severally agree that if Issuer or any other Guarantor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The guarantee in this Section 12.15(a) is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising. The Guarantors hereby further agree that the obligations of the Issuer as set forth on Exhibit C attached hereto apply mutatis mutandis as obligations of the Guarantors.

(b) Obligations Unconditional. The obligations of the Guarantors under Section 12.15(a) above are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Issuer and each other Guarantor under the Notes, this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.15(b) that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv) any Lien or security interest granted to, or in favor of, Collateral Agent as security for any of the Guaranteed Obligations shall fail to be perfected.

(c) The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Collateral Agent or any Purchaser exhaust any right, power or remedy or proceed against Issuer under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

(d) The obligations of the Guarantors under this Section 12.15 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Issuer in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify and hold the Collateral Agent and the Purchasers harmless (on demand) for all reasonable costs and expenses (including fees of any counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(e) The Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations (other than inchoate indemnity obligations), they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 12.15(a), whether by subrogation or otherwise, against Issuer or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

(f) The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Fair Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 12.15(f) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of Section 12.15 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes of this Section 12.15(f), (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Fair Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Fair Share of such Guaranteed Obligations and (iii) “Fair Share” means, for any Guarantor, the ratio (expressed as a percentage) of the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Issuer and the Guarantors hereunder and under the other Note Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

(g) In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 12.15(a) would otherwise, taking into account the provisions of Section 12.15(f), be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.15(a), then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, Collateral Agent, any Purchaser or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

12.16 Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to Issuer as of the date such Person becomes a Purchaser and as of the Restatement Date, that:

(a) Such Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) This Agreement will not violate, conflict with or result in a breach of or default under (i) such Purchaser’s organizational documents, (ii) any agreement or instrument to which such Purchaser is a party or by which such Purchaser or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to such Purchaser.

(d) Solely with respect to Ascend, Bluescape and Meridian, each of the Notes to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Notes in compliance with applicable federal and state securities laws.

(e) Solely with respect to Ascend, Bluescape and Meridian, such Purchaser can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f) Solely with respect to Ascend, Bluescape and Meridian, such Purchaser has had an opportunity to receive, review and understand all information related to Issuer requested by it and to ask questions of and receive answers from Issuer regarding Issuer, its Subsidiaries, its business and the terms and conditions of the offering of the Notes, and has conducted and completed its own independent due diligence.

(g) Solely with respect to Ascend, Bluescape and Meridian, based on the information such Purchaser has deemed appropriate, it has independently made its own analysis and decision to enter into the Note Documents.

(h) Solely with respect to Ascend, Bluescape and Meridian, such Purchaser understands that the Notes are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Issuer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of Issuer or the purchase of the Notes.

(i) Solely with respect to Ascend, Bluescape and Meridian, such Purchaser is (i) an “accredited investor” as defined in Regulation D promulgated under the Securities Act, (ii) an institutional account as defined in FINRA Rule 4512(c), (iii) an Eligible Investor, (iv) not acting on behalf of, or for the benefit of, any person who is not an Eligible Investor, and (v) is not acquiring the Notes (or shares of Common Stock issuable upon conversion of the Notes) with the purpose of selling or transferring, or granting, issuing, or transferring interests in, or options over, the Notes (or shares of Common Stock issuable upon conversion of the Notes) within 12 months of their purchase or issuance other than to an Eligible Investor.

(j) The Purchasers agree that the Notes and the shares of Common Stock issuable upon conversion of the Notes may not be sold or transferred unless (i) such Notes or the shares of Common Stock issuable upon conversion of the Notes are sold or transferred pursuant to an effective registration statement pursuant to the Securities Act and disclosure document pursuant to the Corporations Act 2001 (Cth), (ii) such Notes or the shares of Common Stock issuable upon conversion of the Notes are sold or transferred in accordance with to Rule 144 or any other exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or the Corporations Act 2001 (Cth), (iii) the Issuer has received an opinion of counsel reasonably satisfactory to it that such sale or transfer may lawfully be made without registration under the Securities Act or without disclosure under the Corporations Act 2001 (Cth), or (iv) Notes or the shares of Common Stock issuable upon conversion of the Notes are transferred without consideration to an affiliate of such holder or a custodial nominee.

12.17 Tax Matters. For all U.S. federal and relevant state or local tax purposes, except as otherwise required by a Governmental Authority or change in applicable law, the parties hereto agree to: (1) treat the Notes as investment units within the meaning of Section 1.1273-2(h) of the United States Treasury Regulations, and accordingly, treat the Notes as having been issued on the Closing Date with an “issue price” (within the meaning of Section 1.1273-2 of the United States Treasury Regulations) equal to their initial principal amount, (2) treat the Notes as being subject to a single payment schedule that, as of the Closing Date, is significantly more likely than not to occur, and accordingly, treat the Notes as convertible debt instruments that are not “contingent payment debt instruments” under Section 1.1275-4 of the United States Treasury Regulations (or any corresponding provision of state income tax law), (3) treat the accrual of interest and original issue discount and any amounts received upon conversion, redemption or other disposition as not constituting “contingent interest” within the meaning of Sections 871(h) and 881(c) of the Internal

Revenue Code (or within the meaning of a comparable exception under the “Interest” article of an applicable United States income tax treaty) (clauses (1), (2), (3), and (4), the “Intended Tax Treatment”), and (4) file all relevant Tax returns consistently with the Intended Tax Treatment. Notwithstanding the foregoing, if a Governmental Authority (other than as a result of a change in law after the date hereof) requires the Notes to be treated in a manner inconsistent with the Intended Tax Treatment and, as a result, amounts payable to or for the account of any Purchaser are subject to U.S. federal withholding Tax, such taxes shall be Excluded Taxes. If as a result of a change in circumstances within the meaning of Section 1.1272-1(c)(6) of the United States Treasury Regulations, payments are not made pursuant to the payment schedule described in the previous sentence, then the parties hereto agree, solely for purposes of Sections 1272 and 1273 of the Internal Revenue Code, to cooperate to make appropriate subsequent adjustments in accordance with Section 1.1272-1(c)(6) of the United States Treasury Regulations (and any corresponding provision of state income tax law). The Issuer acknowledges its obligations to file and/or publicly post (as applicable) an IRS Form 8937 if a conversion rate adjustment (or lack thereof) results in a distribution under Section 305(c) of the Internal Revenue Code and agrees to notify the Purchasers on a timely basis in the event of such an adjustment (or lack thereof) and consider, in good faith, any timely received, reasonable comments of the Purchasers in preparing such IRS Form 8937.

12.18 Amended and Restatement. Each of the parties hereto agrees as follows:

(a) this Agreement (including all Exhibits and Schedules) shall amend, restate and replace in its entirety the Original Note Purchase Agreement (including all exhibits and schedules attached thereto) on the Restatement Date;

(b) from and after the Restatement Date, all references to the “Note Purchase Agreement” contained in the Note Documents shall be deemed to refer to this Agreement and all references to any Article or Section (or subsection) of this Agreement in any other Note Document shall be amended to become references to the corresponding provisions of this Agreement;

(c) this Agreement shall not constitute a novation of the obligations and liabilities of the parties under the Original Note Purchase Agreement or the other Note Documents as in effect prior to the Restatement Date and that remain outstanding as of the Restatement Date and all obligations under the Original Note Purchase Agreement (as such obligations may be amended, supplemented, replaced, expanded, extended or otherwise modified hereby on the Restatement Date) shall constitute obligations hereunder and shall continue to be valid, enforceable and in full force and effect and not to be impaired, in any respect, by the effectiveness of this Agreement; provided that this clause (c) is subject to the terms of the Restructuring Support Agreement; and

(d) this amendment and restatement of the Original Note Purchase Agreement shall be limited as written and not be a consent to any other amendment, restatement, supplement, waiver or other modification of any other provisions under any Note Documents, without regard to whether similar, and, except as expressly provided herein or in any other Note Document, all terms and conditions of the Note Documents remain in full force and effect unless otherwise specifically amended hereby.

(e) Each Australian Obligor confirms for the benefit of the Secured Parties that all Guaranteed Obligations owed by it under this Agreement shall (a) remain in full force and effect (except to the extent expressly terminated) notwithstanding the amendment and restatement of in its entirety of the Original Note Purchase Agreement on the Restatement Date (as referred to in the Preamble) and (b) extend to any new obligations assumed by any Australian Obligor under the Note Documents (including, but not limited to, under this Agreement).

(f) Each Australian Obligor confirms for the benefit of the Secured Parties that, the Lien created by it pursuant to each Australian Security Document to which it is a party shall (a) remain in full force and effect (except to the extent expressly terminated) notwithstanding the amendments referred to in the Preamble and (b) continue to secure its Obligations under the Note Documents as amended (including, but not limited to, under this Agreement).

12.19 PPSA Provisions.

(a) Where any Secured Party has a security interest (as defined in the PPSA) under any Note Document, to the extent the law permits:

(i) for the purposes of sections 115(1) and 115(7) of the PPSA: each Secured Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the PPSA; and sections 142 and 143 of the PPSA are excluded;

(ii) for the purposes of section 115(7) of the PPSA, each Secured Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(iii) each party waives its right to receive from any Secured Party any notice required under the PPSA (including a notice of a verification statement);

(iv) if a Secured Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Secured Party states otherwise at the time of exercise. However, this Section 12.19 does not apply to a right, power or remedy which can only be exercised under the PPSA; and

(v) if the PPSA is amended to permit the parties to agree not to comply with or to exclude other provisions of the PPSA, the Collateral Agent may notify the Issuer, the Australian Obligors and the Secured Parties that any of these provisions is excluded, or that the Secured Parties need not comply with any of these provisions.

This does not affect any rights a person has or would have other than by reason of the PPSA and applies despite any other clause in any Note Document.

(b) Whenever the Collateral Agent reasonably requests the Issuer or any Australian Obligor to do anything:

(i) to ensure any Note Document (or any security interest (as defined in the PPSA) or other Lien under any Note Document) is fully effective, enforceable and perfected with the contemplated priority;

(ii) for more satisfactorily assuring or securing to the Secured Parties the property the subject of any such security interest or other Lien in a manner consistent with the Note Documents; or

(iii) for aiding the exercise of any power in any Note Document,

the Issuer or that Australian Obligor (as applicable) shall do it promptly at its own cost. This may include obtaining consents, signing documents, getting documents completed and signed and supplying information, delivering documents and evidence of title and executed blank transfers, or otherwise giving possession or control with respect to any property the subject of any security interest or Lien.

12.20 Beneficial Ownership Limitation.

(a) By written notice to the Company, Bluescape may elect for the beneficial ownership limitation set forth in this Section 12.20 to apply to it. If such election is made, the Company shall not effect the conversion of Bluescape’s Notes, and Bluescape shall not have the right to convert all or any portion of a Note, and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, Bluescape and its Affiliates, together with any Attribution Parties (defined below) (the “Beneficial Owner Parties”), would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Beneficial Owner Parties shall include the number of shares of Common Stock issuable upon conversion of the Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) conversion of the remaining, unexercisable portion of the Note beneficially owned by Bluescape and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by Bluescape or any Attribution Parties (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and “Attribution Parties” shall include any and all persons with whom a Beneficial Owner Party is or would be deemed to be members of a group pursuant to Rule 13d-5(b(1) promulgated under Section 13(d) of the Exchange Act. For purposes of the Note, in determining the number of outstanding shares of Common Stock, Bluescape may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or Continental Stock Transfer & Trust Company, as transfer agent (in such capacity, the “Transfer Agent”), setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of Bluescape, the Company shall, within two (2) Business Days, confirm orally and in writing to

Bluescape the number of shares of Common Stock then outstanding. In any case, the number of issued and outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by Bluescape since the date as of which such number of issued and outstanding shares of Common Stock was reported. By written notice to the Company, Bluescape may from time to time increase or decrease the Maximum Percentage applicable to it to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

12.21 Purchaser Covenant. No Short Selling. From the Restatement Date to the Maturity Date, each Purchaser agrees that, so long as it holds any Notes hereunder, neither it nor any of its Affiliates shall, directly or indirectly engage in, effect, agree to effect, and/or establish, in any manner whatsoever: (a) any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box; (b) any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock; (c) borrowing or pre-borrowing any shares of Common Stock; (d) grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock; (e) any "net short position" of the Common Stock, (f) hedging transaction, which establishes a net short position with respect to the Common Stock; (g) loan or enable the utilization of any Common Stock or existing or contingent rights thereto for the foregoing purposes; or (h) in any way enable or facilitate any third party to do any of the foregoing.

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Annex B

Schedule 2.2

Purchasers

Purchaser	Principal Amount of Initial Notes
BEP SPECIAL SITUATIONS IV LLC	$31,780,650.00
ASCEND GLOBAL INVESTMENT FUND SPC, FOR AND ON BEHALF OF STRATEGIC SP	$15,890,325.00
MERIDIAN INVESTMENTS CORPORATION	$15,890,325.00
Total	$63,561,300.00

Purchaser	Principal Amount of Amendment No. 2 Notes
BEP SPECIAL SITUATIONS IV LLC	$3,000,000.00
ASCEND GLOBAL INVESTMENT FUND SPC, FOR AND ON BEHALF OF STRATEGIC SP	$1,500,000.00
MERIDIAN INVESTMENTS CORPORATION	$1,500,000.00
Total	$6,000,000.00

Purchaser	Principal Amount of Amendment No. 3 Notes
BEP SPECIAL SITUATIONS IV LLC	$3,000,000.00
ASCEND GLOBAL INVESTMENT FUND SPC, FOR AND ON BEHALF OF STRATEGIC SP	$1,500,000.00
MERIDIAN INVESTMENTS CORPORATION	$1,500,000.00
Total	$6,000,000.00

Purchaser	Principal Amount of Amendment No. 4 Notes
BEP SPECIAL SITUATIONS IV LLC	$2,500,000.00
ASCEND GLOBAL INVESTMENT FUND SPC, FOR AND ON BEHALF OF STRATEGIC SP	$1,250,000.00
MERIDIAN INVESTMENTS CORPORATION	$1,250,000.00
Total	$5,000,000.00